UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
Legence Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Letter of the Chief Executive Officer

Dear Fellow Stockholders,

You are invited to join us at the 2026 Annual Meeting of Stockholders on June 11, 2026, at 9:00 a.m. Pacific Time, at the San Jose Marriott, 301 S. Market Street, San Jose, CA 95113.

2025 was a milestone year for Legence, and we are proud of what our team delivered. Following our successful initial public offering, we achieved back-to-back record inaugural quarters, driven by strong organic revenue growth. Further, our robust outlook for 2026 is underpinned by record year-end backlog. These results reflect the dedication of our skilled labor and engineering professionals, who continue to deliver for customers while maintaining our commitment to safety and quality.

As we move into 2026, execution remains our priority. Favorable industry tailwinds, our record backlog, and recent strategic acquisitions position Legence well as we navigate our next phase of growth as a public company.

Please review this Proxy Statement and vote as soon as possible so your shares are represented at the Annual Meeting. We also welcome you to attend the meeting in person. On behalf of the Board of Directors and management team, thank you for your continued support of Legence.

Sincerely,

Jeffrey Sprau
Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Place: San Jose Marriott 301 S. Market Street San Jose, CA 95113	Date and Time: June 11, 2026 9:00 AM Pacific Time	Record Date: Close of business on April 14, 2026

To the Stockholders of Legence Corp.:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Legence Corp. (the “Company” or “our”) will be held for the following purposes:

(1)

Elect the nominees identified in the accompanying proxy statement (the “Proxy Statement”) to serve as directors of the Company until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.

(2)	Approve, on a non-binding advisory basis, the compensation of our named executive officers.

(3)	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

(4)	Approve the Legence Corp. 2026 Employee Stock Purchase Plan.

(5)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2026.

Additionally, if needed, our stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

We look forward to seeing you at the Annual Meeting.

April 29, 2026

By:	Order of the Board of Directors,

Bryce Seki General Counsel & Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. AVAILABLE VOTING METHODS INCLUDE:

Internet Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on June 10, 2026.	Telephone Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on June 10, 2026.	Mail
If you receive a paper copy, complete, sign, and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.	During the Meeting If you are a stockholder of record on the record date, you may attend the Annual Meeting and vote during the meeting.

Beginning on or about April 29, 2026, the Company mailed the Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and form proxy card for the Annual Meeting, as well as its 2025 Annual Report to Stockholders (the “Annual Report”). The Proxy Statement and the Annual Report are available at www.proxyvote.com.

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ADDITIONAL INFORMATION	56
Security Ownership of Certain Beneficial Owners and Management	56
Communication with the Company	58
Stockholder Proposals for the 2027 Annual Meeting	59

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING	60

APPENDIX A: LEGENCE CORP. 2026 EMPLOYEE STOCK PURCHASE PLAN	A-1

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GENERAL INFORMATION

Important Notice Regarding the Availability of Materials for the 2026 Annual Meeting

This proxy statement (the “Proxy Statement”) and our Annual Report are available at www.voteproxy.com.

Our Business

Legence is a leading provider of engineering, consulting, installation and maintenance services for mission-critical systems in buildings. We specialize in designing, fabricating and installing complex heating, ventilation and air conditioning (“HVAC”), process piping and other mechanical, electrical and plumbing (“MEP”) systems—enhancing energy efficiency, reliability and sustainability in new and existing facilities. We also deliver long-term performance through strategic upgrades and holistic solutions. Serving some of the world’s most technically demanding sectors, Legence counts over 60% of the Nasdaq-100 Index among its clients.

References to Legence

As used in this Proxy Statement, the terms “Legence,” the “Company,” “we,” “us,” and “our” refer to Legence Corp.

Cautionary Note Regarding Forward-Looking Information

This Proxy Statement contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Proxy Statement includes forward-looking statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this Proxy Statement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Proxy Statement, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statements were made.

The forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These assumptions, risks and uncertainties include but are not limited to those discussed in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report and any subsequently filed Quarterly Reports on Form 10-Q. As a result, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing we make with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this Proxy Statement entitled “Compensation Committee Report”, “Executive Compensation—Pay Versus Performance” and “Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm—Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or accessible from our website is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the SEC.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors (the “Board”) currently consists of six members. The number of members of the Board is determined from time to time by resolution of the Board. The Board is divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Class I directors’ terms expire at the Annual Meeting, Class II directors’ terms expire at the 2027 annual meeting of stockholders and Class III directors’ terms expire at the 2028 annual meeting of stockholders.

In evaluating director candidates, the Board assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our ability to manage and direct our affairs and business, including the ability of our Board’s committees. Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified.

Leadership Structure

Terrence Keenen has served as the Chairman of our Board since September 2025. Jeffrey Sprau has served as our Chief Executive Officer since January 2025. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Board Chair and Chief Executive Officer should be separate. Accordingly, the Board believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that separating the Board Chair and Chief Executive Officer roles is appropriate and best serves the needs of our business, allowing the Company to benefit from Mr. Keenen’s extensive experience in the infrastructure and construction industries, while leveraging Mr. Sprau’s experience leading large and high performing service operations.

Director Selection and Criteria

The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Nominating and Corporate Governance Committee recommends director candidates to the Board for nomination or appointment. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Board and the Nominating and Corporate Governance Committee periodically review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

The director criteria the Board considers, based on the recommendations of the Nominating and Corporate Governance Committee, include:

1.

Ethics. Directors should be persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Ethics.

2.

Conflicts of Interest. Each director should not, by reason of any other position, activity or relationship, be subject to conflicts of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

3.

Independence. The Board considers whether directors and nominees are considered independent under the standards of The Nasdaq Stock Market LLC (the “Nasdaq”), and the heightened independence standards for audit committees and compensation committees under the securities laws.

4.	Business and Professional Activities. Directors should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active.

5.

Experience, Qualifications and Skills. Directors should have the educational background, experience, qualifications and skills relevant for effective oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms or educational institutions.

6.	Time, Overboarding and Participation. The Board considers compliance with the Board’s time commitment policy for any director recommended for re-nomination.

7.	Board Evaluation. The Board considers the results of the annual Board evaluation in its Board refreshment strategy.

8.

Diversity. The Board believes that diversity, including gender, ethnicity, tenure, skills and experience, brings a variety of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.

9.	Tenure / Retirement. The Board does not believe that there should be a fixed term or retirement age for directors but considers each director’s tenure and the average tenure of the Board.

Stockholder Recommendations for Board Nominees

The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by all other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the information specified in the Company’s amended and restated bylaws (the “Bylaws”) to the Company’s Secretary at Legence Corp., 1601 Las Plumas Avenue, San Jose, California 95133 within the time period specified in the Bylaws.

Director Independence

Our Board has determined that Messrs. Coghlan, Keenen, Khan and Nimocks and Ms. Kelly are independent under the Nasdaq listing standards.

Meetings and Executive Sessions of the Board and Committees

Directors are expected to attend the annual meeting of stockholders and all or substantially all meetings of the Board and the committees on which they serve. Because we completed our initial public offering (the “IPO”) in September 2025, we did not hold an annual meeting during 2025. The Board held three meetings in 2025. In 2025, each director attended at least 75% of the meetings of the Board and committees on which they served. Throughout 2025, the Board periodically held additional informal calls as a group with management.

Our independent directors are provided the opportunity to meet in executive sessions at each regularly scheduled meeting of the Board. Additionally, the rules of the Nasdaq require that independent directors of a listed company must have regularly scheduled meetings at which only independent directors are present, or “executive sessions.” The Company’s independent directors met separately in executive session one time during 2025. Mr. Keenen presided over the executive session of independent directors.

Committees of the Board

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee of our Board, and we may have such other committees as our Board shall determine from time to time. Each of the standing committees of our Board has the composition and responsibilities described below.

Membership, Independence and Qualifications

Members of each committee are recommended by the Nominating and Corporate Governance Committee, except for members of the Nominating and Corporate Governance Committee, which are recommended by the Board. The members of the committees shall serve for such term or terms as the Board may determine or until earlier resignation or death. The following table reflects the members of our current committees:

Director	Independent	Audit	Compensation	Nominating and Corporate Governance
David Coghlan	●	●	C
Terrence Keenen	●		●	C
Christie Kelly*	●	C		●
Bilal Khan	●		●	●
Robert Mitchell Nimocks	●			●
Jeffrey Sprau
Number of 2025 Meetings		1	1	1

C	Chair
●	Member
*	Financial Expert

Audit Committee

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to them, their performance and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We have adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards, including the Sarbanes-Oxley Act of 2002. Such duties of the Audit Committee are set forth in its charter, which may be found on the “Corporate Governance” section of our investor relations website at https://investors.wearelegence.com/.

Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the Nasdaq and Rule 10A-3(b)(1) promulgated under the Exchange Act. Under Rule 10A-3(b)(1) of the Exchange Act and the Nasdaq listing rules, our Audit Committee is required to be composed of at least three members within one year of the listing date, each of whom must be independent within one year of listing. We currently have two independent directors that serve on our Audit Committee and are in compliance with the permitted phase-in period with respect to applicable audit committee requirements. We expect to have an Audit Committee composed entirely of directors who are independent for such purposes within one year of listing, as required. We do not believe that the reliance on the phase-in exemption materially adversely affects the ability of the Audit Committee to act independently and to satisfy the other applicable requirements of Rule 10A-3.

Our Board has determined that Ms. Kelly is an “audit committee financial expert” within the meaning of SEC regulations and that each member of our Audit Committee is financially sophisticated in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

Compensation Committee
The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our compensation committee also administers our incentive compensation and benefit plans. We have adopted a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC, the Public Company Accounting Oversight Board and applicable Nasdaq standards. Such duties of the Compensation Committee are set forth in its charter, which may be found on the “Corporate Governance” section of our investor relations website at https://investors.wearelegence.com/.
Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the Nasdaq and a
“non-employee
director” as defined in Rule
16b-3
promulgated under the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the Nasdaq. Such duties of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found on the “Corporate Governance” section of our investor relations website at https://investors.wearelegence.com/.
Our Board has determined that each member of our Nominating and Governance Committee is independent under the listing standards of the Nasdaq.
Corporate Governance
Corporate Governance Guidelines
The Corporate Governance Guidelines were adopted by our Board in accordance with the corporate governance rules of the Nasdaq and serve as a general framework to assist our Board in carrying out its responsibility for our business and affairs that are managed by or are under the direction of our Board.
Code of Ethics
Our Board adopted a code of ethics applicable to our employees, directors and officers that complies with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.
Insider Trading Policy; Prohibition on Hedging
Our Insider Trading Policy is designed to inform, educate and create reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. Additionally, we believe that our Insider Trading Policy further aligns our executives’ interests with those of our stockholders. The policy prohibits all directors, officers and employees of the Company and its subsidiaries from engaging in the trading of our securities on the basis of material nonpublic information, establishes regular blackout periods when directors, officers and other specified persons are prohibited from trading in our securities and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule
10b5-1
under the Exchange Act. Our Insider Trading Policy generally prohibits our employees (including officers) and directors from engaging in any form of hedging transaction involving our securities. Our Insider Trading Policy addresses short sales and transactions involving publicly traded options and prohibits such individuals from holding our securities in margin accounts, from pledging our securities as collateral for loans and from placing standing or limit orders on our securities.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect us. This oversight function is conducted directly as well as through committees of our Board. The Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of major financing risk exposures and cybersecurity risks. Our Board will continue to satisfy its oversight responsibility through reports from and discussions with the Audit Committee regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.

Clawback Policy

Our Board adopted a clawback policy, consistent with the listing rules of the Nasdaq, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The clawback policy requires an executive officer to repay or return erroneously awarded compensation in the event of an accounting restatement of previously-reported financial results.

Certain Relationships and Related Party Transactions

Legence Holdings LLC Agreement

In connection with our IPO, the Company effected a series of corporate reorganization transactions (such transactions, collectively, the “Corporate Reorganization”) whereby an “Up-C structure” was implemented. We, certain of our wholly owned subsidiaries (the “Pubco Subsidiaries”) and Legence Parent ML LLC (“Legence Parent ML”), as the members of Legence Holdings LLC (“Legence Holdings”), hold units representing limited liability company interests in Legence Holdings (the “LGN Units”) and our interests therein and rights as members are governed by the amended and restated limited liability company agreement of Legence Holdings entered into in connection with the Corporate Reorganization (the “Legence Holdings LLC Agreement”). Under the Legence Holdings LLC Agreement, we have the right, as managing member of Legence Holdings, to determine when distributions will be made to the holders of LGN Units (such holders, other than Legence and the Pubco Subsidiaries, the “LGN Unit Holders”), including us and the Pubco Subsidiaries, and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the LGN Unit Holders and us and the Pubco Subsidiaries on a pro rata basis in accordance with the respective percentage ownership of LGN Units.

We, the Pubco Subsidiaries and the LGN Unit Holders will generally incur U.S. federal, state and local income taxes on our proportionate share of any taxable income of Legence Holdings and will be allocated our proportionate share of any taxable loss of Legence Holdings. Net profits and net losses of Legence Holdings generally will be allocated to us, the Pubco Subsidiaries and the LGN Unit Holders on a pro rata basis in accordance with our respective percentage ownership of LGN Units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depreciation, depletion and amortization with respect to such built-in gains and losses. The Legence Holdings LLC Agreement provides, to the extent cash is available, for pro rata tax distributions to us, the Pubco Subsidiaries and the LGN Unit Holders in an amount at least sufficient to allow us to pay our taxes and make payments under the Tax Receivable Agreement (as defined below).

The Legence Holdings LLC Agreement provides that, except as otherwise determined by us, at any time we issue a share of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), or any other equity security other than pursuant to an incentive plan, the net proceeds received by us with respect to such issuance, if any, shall be concurrently contributed to Legence Holdings, and Legence Holdings shall issue to us one LGN Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired, Legence Holdings shall redeem, repurchase or otherwise acquire an equal number of LGN Units held by us (including through the Pubco

Subsidiaries), upon the same terms and for the same price, as the shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired.

Under the Legence Holdings LLC Agreement, the members have agreed that certain of our Existing Owners and/or one or more of their respective affiliates will be permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with any client of ours. For purposes of this paragraph, the term “Existing Owners” refers, collectively, to investment funds associated with Blackstone Inc. and certain current and former officers, employees and service providers (and their permitted transferees) of Legence Parent LLC (“Legence Parent”) who directly or indirectly own equity interests in Legence Parent and Legence Parent II LLC (“Legence Parent II” and, together with Legence Parent, the “Aggregators”).

Legence Holdings will be dissolved only upon the first to occur of (a) the sale of substantially all of its assets, (b) the approval of its dissolution by its managing member, along with a vote in favor of dissolution by at least two-thirds of the LGN Unit Holders or (c) entry of decree of judicial dissolution of Legence Holdings. Upon dissolution, Legence Holdings will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Legence Holdings; (ii) second, to establish cash reserves for contingent or unforeseen liabilities; and (iii) third, to the members in proportion to the number of LGN Units owned by each of them.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation provides Blackstone Inc., our sponsor, with the right to designate or nominate members of our Board so long as it and its affiliates beneficially own certain thresholds of our capital stock entitled to vote generally in the election of directors, generally on a basis proportional to their beneficial ownership. For purposes of this paragraph, the term “Blackstone” means Blackstone Inc., together with its affiliates, subsidiaries, successors and assigns (including, without limitation, Blackstone Group Management L.L.C., but excluding Legence and its subsidiaries).

Registration Rights Agreement

In connection with the closing of the IPO, we entered into a registration rights agreement with the Aggregators (such parties, and including any permitted transferees thereof, the “Registration Rights Holders”), granting them registration rights. Under the registration rights agreement, we agreed to register the sale of shares of our Class A Common Stock held by the Registration Rights Holders, and to provide such stockholders with certain customary underwritten offering, block trade and piggyback rights.

Exchange Agreement

In connection with the Corporate Reorganization, we and Legence Holdings entered into an exchange agreement (the “Exchange Agreement”) with Legence Parent pursuant to which it (including certain permitted transferees thereof) may, subject to the terms of the Exchange Agreement and the Legence Holdings LLC Agreement, exchange LGN Units, along with a corresponding number of shares of our Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with our Class A Common Stock, the “Common Stock”), held by it (including any permitted transferee thereof), for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. At our election and solely from the net cash proceeds of a public offering or private sale of newly issued shares of Class A Common Stock, we may give an exchanging LGN Unit Holder, including Legence Parent ML, cash in an amount equal to the value of such Class A Common Stock instead of shares of Class A Common Stock. The Exchange Agreement also provides that LGN Unit Holders will not have the right to exchange LGN Units if we or Legence Holdings determine that such exchange would be prohibited by law or regulation. We or Legence Holdings may impose additional restrictions on any exchange that either of us determines to be necessary or advisable so that Legence Holdings is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a LGN Unit Holder exchanges LGN Units, along with a corresponding number of shares of Class B Common Stock, for shares of Class A Common Stock, the number of LGN Units held by us will be correspondingly increased as Legence Holdings acquires the exchanged LGN Units. In accordance with the Exchange Agreement, any LGN Unit Holder who surrenders all (or a portion) of its LGN Units for exchange must concurrently surrender all (or an equal portion of) shares of Class B Common Stock held by it (including fractions thereof) to Legence Holdings.

Tax Receivable Agreement

In connection with the IPO and the Corporate Reorganization, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the Aggregators (the “initial TRA Members” and, together with any others who may from time to time become party to the Tax Receivable Agreement, the “TRA Members”). The Tax Receivable Agreement generally provides for the payment by us to the TRA Members of 85% of the net cash tax savings, if any, in U.S. federal, state and local income tax that we realize, or are deemed to realize, as a result of our (i) allocable share of existing tax basis acquired in connection with the IPO and increases to such allocable share of existing tax basis; (ii) the utilization of certain tax attributes of the Blocker Entities (as defined in the Tax Receivable Agreement); (iii) increases in tax basis resulting from future redemptions or exchanges (or deemed exchanges in certain circumstances) of Legence Holdings interests for Class A Common Stock or cash and certain distributions (or deemed distributions) by Legence Holdings pursuant to the Exchange Agreement; and (iv) certain additional tax benefits arising from payments made under the Tax Receivable Agreement. We retain the benefit of the remaining 15% of these cash savings, if any. Payments under the Tax Receivable Agreement are not conditioned upon any continued ownership interest in Legence Holdings or us.

If we experienced a change of control or the Tax Receivable Agreement were terminated early, our obligations under the Tax Receivable Agreement may accelerate and we could be required to make a significant lump-sum cash payment to the TRA Parties (as defined therein), which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. We may need to cause Legence Holdings to incur debt and make distributions to the holders of LGN Units, including us and the Pubco Subsidiaries, to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise.

Underwriting of IPO and Subsequent Secondary Offerings

Blackstone Securities Partners L.P. (“BSP”), an affiliate of Blackstone, underwrote approximately 3.9 million shares of the aggregate 29,487,627 shares of Class A Common Stock purchased by the underwriters in connection with the IPO (which figures take into account the partial exercise of the underwriters’ option to purchase additional shares), with underwriting discounts and commissions of $1.54 per share paid by the Company. BSP underwrote approximately 1.4 million shares of the aggregate 9,662,504 shares of Class A Common Stock purchased by the underwriters in connection with the closing of the secondary offering on December 16, 2025 involving the sale of Class A Common Stock by Legence Parent ML and Legence Parent II ML LLC (“Legence Parent II ML”) (which figures take into account the full exercise of the underwriters’ option to purchase additional shares that closed on January 8, 2026), with underwriting discounts and commissions of $1.575 per share paid by Legence Parent ML and Legence Parent II ML. BSP underwrote approximately 2.3 million shares of the aggregate 15,394,112 shares of Class A Common Stock purchased by the underwriters in connection with the closing of the secondary offering on April 9, 2026 involving the sale of Class A Common Stock by Legence Parent ML and Legence Parent II ML (which figures take into account the full exercise of the underwriters’ option to purchase additional shares that closed simultaneously with the offering), with underwriting discounts and commissions of $1.89 per share paid by Legence Parent ML and Legence Parent II ML.

IPO Proceeds

The Company indirectly contributed all of the net proceeds from the IPO (including from the partial exercise of the underwriters’ option to purchase additional shares) (approximately $773.0 million, after deducting underwriting discounts and commissions and offering expenses) to Legence Holdings in exchange for LGN Units issued to Legence PubCo Sub LLC, a wholly owned subsidiary of Legence. Legence Holdings used such net proceeds to repay borrowings outstanding under our term loan facility provided under our credit agreement and for general corporate purposes.

Directed Share Program

As part of the IPO, the underwriters allocated, and one of the representatives of the underwriters sold, an aggregate of 396,103 shares of Class A Common Stock at the initial public offering price per share of $28.00 to certain parties related to us, including certain of our employees and Terrence Keenen, our director, through a directed share program.

Indemnification Agreements with Our Directors and Officers

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our governing documents require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, the indemnification agreements and our governing documents also require us to advance expenses incurred by our directors and officers.

Transactions with Entities Associated with the Aggregators and Certain Other Related Persons

During the year ended December 31, 2025, we received net payments and generated revenue of approximately $1.5 million related to contracts with entities associated with BX Refficiency Aggregator LP.

Furthermore, Jeffrey Hansen and Garrett Hansen, Stephen Hansen’s (our Chief Operating Officer) brother and son, respectively, are each employed by subsidiaries of Legence. For the year ended December 31, 2025, Jeffrey Hansen’s total compensation was approximately $398,151. For the year ended December 31, 2025, Garrett Hansen’s total compensation was approximately $144,731. Additionally, Jeffrey Hansen and Garrett Hansen have received and continue to be eligible to receive bonuses, equity awards and benefits on the same general terms and conditions as applicable to unrelated union employees in similar positions.

Review, Approval or Ratification of Transactions with Related Persons

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Board has adopted a written related party transactions policy (the “RPT Policy”). The RPT Policy requires that, prior to entering into a Related Party Transaction, the Audit Committee shall review the material facts of the proposed transaction in advance. In determining whether to approve or ratify such a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (2) the extent of the Related Person’s interest in the transaction and (3) whether the Related Party Transaction is material to the Company.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

The Board recommends that you vote “FOR” each of the Class I director nominees.

Our Board, acting on the recommendation of our Nominating and Corporate Governance Committee, has nominated the individuals named below for election as directors until the 2029 annual meeting of stockholders (the “2029 Annual Meeting”). Each nominee is currently a director. Our Board recommends that each nominee below be elected as a director at the Annual Meeting.

Class I Director Nominees to Serve for a Three-Year Term Expiring at the 2029 Annual Meeting

David Coghlan	Independent Director
Age: 66 Director Since: December 2025 Committees: • Compensation Committee (Chair) • Audit Committee	David Coghlan serves as a director of Legence, a position which he has held since December 2025. Mr. Coghlan has served as a board member of Justrite Safety Group, a global leader in industrial safety solutions, since September 2021, and currently serves on other private company boards based out of New Jersey and Michigan. Mr. Coghlan previously served as Senior Managing Director of Madison Industries from April 2014 to April 2021, where he also chaired various privately held companies between 2015 and 2021. Before that, Mr. Coghlan previously served as Watts Water Technologies, Inc.’s (NYSE: WTS) Chief Executive Officer and President from January 2011 to January 2014, Chief Operating Officer from January 2010 to January 2011 and President of North America and Asia from June 2008 to January 2010. Prior to that, Mr. Coghlan served as Vice President of Global Parts for Trane Inc. from April 2004 to May 2008. Mr. Coghlan also held several management positions in the United States and internationally within the Climate Control Technologies segment of Ingersoll-Rand Company Limited from 1995 to December 2003. Before joining Ingersoll-Rand Company Limited, Mr. Coghlan worked for several years with the management consulting firm of McKinsey & Co. in both the United Kingdom and the United States. Mr. Coghlan has a Bachelor of Commerce in Finance from the University College Dublin and a graduate degree in Marketing from the Marketing Institute of Ireland. Because of his extensive global experience in executive and non-executive advisory roles, with a focus on corporate strategy development and execution, talent development, organic and inorganic growth and operational excellence, we believe Mr. Coghlan is well qualified to serve on our Board.
Bilal Khan	Independent Director
Age: 45 Director Since: January 2025 Committees: • Compensation Committee • Nominating and Corporate Governance Committee	Bilal Khan serves as a director of Legence, a position which he has held since January 2025, and is a Senior Managing Director in the Private Equity Group at Blackstone (NYSE: BX). Since joining Blackstone in November 2009, Mr. Khan has been involved in the execution of several Blackstone energy transition investments. Before joining Blackstone, Mr. Khan was an Associate at GTCR Golder Rauner from July 2005 to June 2007, where he was involved with the analysis and execution of private equity investments in a wide range of industries. Prior to that, Mr. Khan worked in the Mergers and Acquisitions department at Lazard Frères (NYSE: LAZ) focused on Power & Utilities clients from June

2003 to May 2005. Mr. Khan serves as a Director of Array Technologies, Inc. (Nasdaq: ARRY), Fisterra Energy, Transmission Developers, Aypa Power, Xpansiv, Irth Solutions, Energy Exemplar, Trystar, Lancium and Potomac Energy. Mr. Khan has a Bachelor of Science in Applied Economics from Cornell University, where he graduated magna cum laude. He also received a Master of Business Administration from the Wharton School of the University of Pennsylvania and a Master of Arts in International Studies from the University of Pennsylvania. Because of Mr. Khan’s broad knowledge of the infrastructure and energy industries and many years of experience investing in this sector, we believe Mr. Khan is well qualified to serve on our Board.

Continuing Directors

The following information describes the offices held, other business directorships and the class and term of each of the directors who are serving for terms that end after the Annual Meeting. Beneficial ownership of equity securities of the directors is shown under “Additional Information—Security Ownership of Certain Beneficial Owners and Management” below.

Class II Directors (Term Expiring at the 2027 Annual Meeting)

Christie Kelly	Independent Director
Age: 64 Director Since: September 2025 Committees: • Audit Committee (Chair) • Nominating and Corporate Governance Committee	Christie Kelly serves as a director of Legence, a position which she has held since September 2025. Ms. Kelly most recently served as the Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation (NYSE: O) from January 2021 to December 2023. Prior to joining Realty Income Corporation, she served as Executive Vice President and Global Chief Financial Officer of Jones Lang LaSalle Incorporated (NYSE: JLL) from July 2013 to September 2018 and as the Executive Vice President and Chief Financial Officer of Duke Realty Corporation (NYSE: DRE) from 2009 to June 2013. Prior to that, Ms. Kelly was a Senior Vice President of Global Real Estate at Lehman Brothers from 2007 to 2009 and held various finance and operational financial management roles at General Electric from 1983 to 2007. Ms. Kelly has served as a director of Park Hotels & Resorts Inc. (NYSE: PK) since December 2016 and currently serves as chair of its audit committee and as a member of its compensation committee. In addition, since May 2013, Ms. Kelly has served on the board of directors of Kite Realty Group Trust (NYSE: KRG) and currently serves on its corporate governance and nominating committee. Ms. Kelly also serves on the board of Iron Mountain Incorporated (NYSE: IRM) where she serves on the audit committee and finance committee. Ms. Kelly also serves on the board of Gilbane Inc., a private global development company, and previously served on the board of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly has a Bachelor of Arts in Economics from Bucknell University and serves as Co-Chairman of the real estate board. Because of her extensive experience and expertise as a leader in the real estate industry, specializing in financial management, mergers and acquisitions and capital markets transactions, as well as her significant public company directorship experience, we believe Ms. Kelly is well qualified to serve on our Board.

Robert Mitchell Nimocks	Independent Director
Age: 36 Director Since: January 2025 Committees: • Nominating and Corporate Governance Committee	Robert Mitchell Nimocks serves as a director of Legence, a position which he has held since January 2025, and is a Managing Director in the Private Equity Group at Blackstone (NYSE: BX), where he focuses on investments in the energy and energy transition sectors. Since joining Blackstone in June 2019, Mr. Nimocks has been involved with the firm’s investments in Blue Sky Infrastructure, Cliff Swallow, Geosyntec, Legence, Olympus, Shermco and Westwood. Prior to joining Blackstone, Mr. Nimocks was a Vice President at Riverstone, an energy-focused private equity firm, from June 2017 to April 2019 and an Associate from July 2013 to July 2015. Prior to Riverstone, he was an analyst at Credit Suisse in the Global Energy Group from July 2011 to June 2013. Mr. Nimocks has a Bachelor of Science in Computer Engineering, cum laude, from Tufts University and a Master of Business Administration from Harvard Business School. Because of his experience in the infrastructure and energy industries, we believe Mr. Nimocks is well qualified to serve on our Board.

Class III Directors (Term Expiring at the 2028 Annual Meeting)

Terrence Keenen	Chairman and Independent Director
Age: 65 Director Since: September 2025 Committees: • Nominating and Corporate Governance Committee (Chair) • Compensation Committee	Terrence Keenen serves as a director of Legence and Chairman of our Board, which positions he has held since September 2025. Mr. Keenen is currently the Chief Executive Officer at Titan Partners. Prior to joining Titan Partners in December 2017, he served in various roles at Climatec, Honeywell (Nasdaq: HON) and Procter & Gamble (NYSE: PG). Mr. Keenen serves as the board chair of Trystar and previously served as a board member of Fidelity Building Services Group. Mr. Keenen has a Bachelor of Arts in Finance from the California State University, Fullerton. Because of his expertise in the infrastructure and construction industries, we believe Mr. Keenen is well qualified to serve on our Board.
Jeffrey Sprau	Chief Executive Officer and Director
Age: 61 Director Since: August 2025	Jeffrey Sprau serves as our Chief Executive Officer and as a director of Legence. Mr. Sprau has served as our Chief Executive Officer since January 2025, as a director on our Board since August 2025 and as the Chief Executive Officer of Legence Parent since October 2020, when he was also appointed to Legence Parent’s Board of Managers. Prior to the formation of Legence Parent, since April 2019, Mr. Sprau served as the Chief Executive Officer of Therma Holdings LLC, the predecessor to Legence Parent. Prior to joining Therma Holdings LLC, Mr. Sprau served as the President of BrandSafway from July 2017 to October 2018, in various roles at Safway Group, including as President of the U.S. Division and President of the East Division, from January 2011 to June 2017 and before that in various roles at Johnson Controls International plc (NYSE: JCI), including General Manager of the company’s Wisconsin operations. Mr. Sprau began his career as a marketing engineer with Trane Technologies plc (NYSE: TT). Mr. Sprau has a Bachelor of Science in Industrial Engineering from Iowa State University and a Master of Business Administration from Mercer University’s Stetson-Hatcher School of Business. Because of his technical and commercial acumen, along with his experience leading large and high performing service operations, we believe Mr. Sprau is well qualified to serve on our Board.

EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of our executive officers as of April 29, 2026.

Name	Age	Position
Jeffrey Sprau	61	Chief Executive Officer and Director
Stephen Butz	55	Chief Financial Officer
Gregory Barnes	46	Chief Human Resources Officer
Stephen Hansen	57	Chief Operating Officer
Justin Schwartz	46	Chief Development Officer
Bryce Seki	49	General Counsel and Secretary

Jeffrey Sprau	Chief Executive Officer & Director
For Mr. Sprau’s biographical information, see PROPOSAL 1.
Stephen Butz	Chief Financial Officer
Mr. Butz is our Chief Financial Officer. Mr. Butz has served as our Chief Financial Officer since January 2025 and as the Chief Financial Officer of Legence Parent since November 2021. Prior to joining Legence Parent, Mr. Butz served as the Executive Vice President and Chief Financial Officer of Noble Corp. (NYSE: NE) from December 2019 to March 2020. Prior to joining Noble Corp., Mr. Butz held roles across the offshore drilling industry, including as the Executive Vice President and Chief Financial Officer of Rowan Companies plc and Hercules Offshore, Inc. Mr. Butz began his career as a banking officer at First Interstate Bank in Houston, Texas. Mr. Butz has a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin.
Gregory Barnes	Chief People and Technology Officer
Mr. Barnes is our Chief People and Technology Officer. Mr. Barnes has served as our Chief People and Technology Officer since August 2025. He previously served as our Chief Human Resources Officer beginning in January 2025 and as the Chief Human Resources Officer of Legence Parent beginning in July 2021. Prior to joining Legence Parent, Mr. Barnes served as Chief Human Resources Officer of Apache Industrial Services from January 2019 to July 2021, in various roles at BlueLine Rental, including Vice President of Human Resources, from June 2015 to December 2018 and in various roles at General Electric Co. (NYSE: GE) from May 2009 to May 2015. Mr. Barnes has a Bachelor of Science in Chemical Engineering from the University of Houston and a Master of Business Administration from the Goizueta Business School at Emory University.
Stephen Hansen	Chief Operating Officer
Mr. Hansen is our Chief Operating Officer. Mr. Hansen has served as our Chief Operating Officer since January 2025 and as the Chief Operating Officer of Legence Parent since July 2021. Prior to the formation of Legence Parent, since April 2019, Mr. Hansen served as the President of Therma Holdings LLC, the predecessor to Legence Parent. Mr. Hansen’s work with Therma Holdings LLC and its affiliates spans more than 22 years, during which, in addition to serving as President, he served in various leadership roles which have included General Foreman, Labor Superintendent, Project Manager, Operations Manager, and Executive

Vice President. Additionally, Mr. Hansen is a member of the Mechanical Contractors Association board and the Silicon Valley Pipe Trades board. Mr. Hansen brings 35 years of mission-critical industry experience to his current Chief Operating Officer role. Early in his career Mr. Hansen completed two apprenticeships: one in sheet metal and the other as an HVAC service technician.
Justin Schwartz	Chief Development Officer
Mr. Schwartz is our Chief Strategy Officer. Mr. Schwartz has served as our Chief Strategy Officer since September 2025. Prior to that, he served as our Chief Development Officer beginning in January 2025 and as the Chief Development Officer of Legence Parent beginning in November 2021. Prior to that, he served as President of Kepler Energy / P3 Energy from 2019 to 2021. From 2008 to 2018, he served in various roles at Sithe Global Power, LLC, which culminated with his service as the Senior Vice President, Development. Before that, he worked as an Infrastructure Finance Specialist at World Bank Group from 2005 to 2008. From 2003 to 2004, he was a Political Affairs Officer at the U.S. Department of State. Additionally, he worked as an Associate at Fulcrum Global Partners from 2002 to 2003, and at the U.S. Department of State’s U.S. Mission to the United Nations in 2001. Mr. Schwartz has a Bachelor of Arts in Political Science and Art History from the University of Michigan and a Master of International Affairs in Development Economics from Columbia University.
Bryce Seki	General Counsel and Secretary
Mr. Seki is our General Counsel and Secretary. Mr. Seki has served as our General Counsel and Secretary since January 2025 and as the General Counsel of Legence Parent since October 2021. Prior to joining Legence Parent, Mr. Seki served in various roles at Pioneer Energy Services, including General Counsel and Vice President—Associate General Counsel, from May 2011 to October 2021. Prior to these roles, Mr. Seki was an attorney at Fulbright & Jaworski L.L.P. (now Norton Rose Fulbright US LLP) in San Antonio, Texas. Mr. Seki has a Bachelor of Arts from the University of Notre Dame and a Doctor of Jurisprudence from Notre Dame Law School.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “named executive officers,” who consist of our executive officers, including our principal executive officer and principal financial officer. For fiscal year 2025, our named executive officers were:

•	Jeffrey Sprau, Chief Executive Officer and Director;

•	Stephen Butz, Chief Financial Officer;

•	Steve Hansen, Chief Operating Officer;

•	Justin Schwartz, Chief Strategy Officer; and

•	Bryce Seki, General Counsel.

To the extent that information included in this Compensation Discussion and Analysis section conflicts with information included in Part III of the Annual Report, the disclosures made in this Proxy Statement supersede the disclosures made in Part III of the Annual Report.

Compensation Philosophy and Objectives

Following the completion of the IPO, our Board and/or Compensation Committee, as applicable, review and approve the compensation of our named executive officers and oversee and administer our executive compensation programs and initiatives. As we gain more experience as a public company, the specific direction, emphasis and components of our executive compensation program continue to evolve.

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our named executive officers. Our executive compensation program is designed to:

•

attract, retain and motivate talented and experienced executives in our industry who are capable of advancing our mission and strategy and, ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our strategy in an industry characterized by competitiveness and a challenging business environment;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

To achieve these objectives, our Compensation Committee implemented new compensation plans, which (i) tie a substantial portion of the executives’ overall compensation to the achievement of key strategic financial and operational goals, (ii) reward team accomplishments while promoting individual accountability that depend on Company results and individual accomplishments, and (iii) promote a long-term commitment to the Company by our executives and key employees, as we believe that there is great value to the Company in having a team of long-tenured, seasoned managers. A majority of total compensation is placed at risk through annual performance bonuses and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation. Our executive compensation program seeks to promote a long-term commitment to the Company by our executives.

Compensation Committee Procedures

Our Compensation Committee meets outside the presence of all of our executive officers, including our named executive officers, to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer reviews annually each other named executive officer’s performance with the Compensation Committee and recommends appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers. Based upon the recommendations of our Chief Executive Officer and in consideration of the objectives described above and the principles described below, the Compensation Committee approves the annual compensation packages of our executive officers other than our Chief Executive Officer. Our Compensation Committee also annually analyzes our Chief Executive Officer’s performance and determine the Chief Executive Officer’s base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of the Chief Executive Officer’s performance with input from any consultants engaged by the Compensation Committee.

In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. The Compensation Committee retains the right to modify or terminate its relationship with FW Cook or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities.

Risk Assessment

The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards, encourages employees to maintain both a short and a long-term view with respect to Company performance.

Elements of Compensation

Our executive compensation program for fiscal year 2025, which was set by our Compensation Committee in collaboration with the Chief Executive Officer, consists of the following components:

•	base salary;

•	annual cash incentive awards linked to our overall performance;

•	long-term equity-based compensation;

•	broad-based employee benefits and perquisites; and

•	employment agreements, which contain termination benefits.

We combine these elements in order to formulate compensation packages that (i) provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our named executive officers and other senior personnel with those of our stockholders, and (ii) we believe provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the named executive officer a measure of security in the minimum expected level of compensation, while motivating the named executive officer to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors.

Base Salary

The base salary established for each of our named executive officers is intended to reflect each individual’s responsibilities, experience and prior performance and internal pay equity. Base salary is also designed to provide our named executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in the industries we serve.

Below are the annual base salaries for our named executive officers as of December 31, 2025.

Name	FY 2025
Jeffrey Sprau	$1,000,000
Stephen Butz	$600,000
Steve Hansen	$575,000
Justin Schwartz	$450,000
Bryce Seki	$470,000

Bonus

2025 Annual Cash Incentive Compensation. Annual cash incentive awards are available to our named executive officers under our annual executive bonus plan in order to motivate our named executive officers to achieve short-term performance goals and tie a portion of their cash compensation to performance.

Executive Incentive Plan. Under our 2025 Executive Incentive Plan (the “2025 EIP”), each named executive officer was eligible to earn a cash incentive award based on achievement of performance targets for 2025. These performance targets were determined by our Compensation Committee early in the year, after taking into consideration the Chief Executive Officer’s recommendations, our financial results from the prior year, and our annual operating budget for the year. The target amount of each named executive officer’s annual bonus under the 2025 EIP was based on a percentage of the named executive officer’s base salary as of December 31, 2025, as shown below.

Calendar Year 2025 Target Annual Incentive Opportunities

Name	Target Award (% of Base Salary)	100% of Target Award
J. Sprau	100%	$1,000,000
S. Butz	75%	$450,000
S. Hansen	75%	$431,250
J. Schwartz	50%	$225,000
B. Seki	65%	$305,500

In 2025, the annual bonus opportunities under the 2025 EIP for each named executive officer were based on (a) a Company EBITDA target (calculated as earnings before interest and other financing expenses, taxes, depreciation and amortization (“EBITDA”), plus accrued bonus compensation), which accounted for 75% of the total bonus opportunity (the “EBITDA Component”), (b) a safety achievement payout (measured by the Company’s consolidated total recordable incident rate for 2025), which accounted for 5% of the total bonus opportunity (the “Safety Component”), and (c) the achievement of the named executive officer’s personal goals, which accounted for 20% of the total bonus opportunity (the “Personal Component”). Each named executive officer (other than the Chief Executive Officer) worked with the Chief Executive Officer early in the year to define such named executive officer’s personal goals based upon that named executive officer’s duties and areas of responsibility, which personal goals were then presented to, and approved, by our Compensation Committee. The personal goals for the Chief Executive Officer were determined in a similar manner, but the Chief Executive Officer worked with our Board and/or Compensation Committee, as applicable, to initially define his personal goals. The Company-wide and personal goals under the 2025 EIP were generally designed to be challenging but achievable. A named executive officer may earn an amount greater than his target bonus under the 2025 EIP in the event the Company and the named executive officer exceed its and their performance metrics. Payments under the 2025 EIP, if earned, are generally contingent upon the named executive officer remaining in continuous employment through the payment date.

We finalized the achievement of the 2025 EIP performance metrics following receipt of our audited financials for 2025, with such achievement as follows for the 80% of the bonus program tied to quantitative results:

Metric	Weighting	Target	Actual	Payout%
Legence Pre-Bonus EBITDA	75%	$327,598,722	$370,260,750	152.1%
Safety TRIR	5%	0.60	0.51	122.5%
Weighted Payout for Quantitative Portion				150.3%

The compensation committee assessed the personal component of the EIP as follows:

Executive	Personal Component Score	Factors Considered
J. Sprau	190%	• Led the Company to record results while implementing a new operational organization design for enabling scale • Led the effort for successful launch of IPO in 2025

S. Butz	167%	• Led the efforts to position the Company for IPO in 2025 • Strengthened working capital position with major focus on cash cycle improvements

S. Hansen	138%

•

Oversaw major expansion of fabrication capabilities and capacity enabling outsized revenue growth

•

Key leader in new operational organization design enabling collaboration and the ability to scale the enterprise

J. Schwartz	167%

•

Project leader for IPO readiness enabling multiple workstreams to deliver on the goal to be a public company in 2025

•

Provided leadership for merger and acquisition strategies resulting in over $5 million in EBITDA gain in 2025, in addition to Bowers acquisition closing in January 2026

B. Seki	142%	• Focused build out of legal and risk management team to enable IPO readiness • Significant role in IPO readiness

The combination of the payouts under the quantitative portion and personal component resulted in the following EIP payouts to our executives.

Name	2025 EIP Payout (% of Target Award)(1)	2025 EIP Payout
J. Sprau	158.2%	$1,581,930
S. Butz	153.6%	$691,170
S. Hansen	147.8%	$637,360
J. Schwartz	153.6%	$345,580
B. Seki	148.6%	$453,950

(1)	Compares 2025 EIP Payout to Target Awards assuming a 100% target payout percentage.

We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. The annual bonuses earned by the named executive officers under the 2025 EIP are intended to reward them for their positive impacts on corporate results.

Other Cash Bonuses. From time to time, we may award sign-on or retention bonuses. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. No sign-on bonuses were paid to any named executive officer during 2025. Retention bonuses may be used from time to time to retain highly skilled officers to the Company.

In August 2025, Mr. Butz entered into a retention bonus agreement with Legence Holdings, which generally provides him with the opportunity to earn (i) a $250,000 retention bonus if he remains employed through the earlier to occur of the IPO and May 1, 2026 (which Mr. Butz has received pursuant to such terms), and (ii) a $750,000 retention bonus if he remains employed through the earlier to occur of the date of the Company’s first filing of its Annual Report on Form 10-K with the SEC and May 1, 2026. If Mr. Butz’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in his employment agreement, as more specifically discussed under “—Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year-Employment Agreements and Offer Letters”) prior to May 1, 2026, he will be paid the unpaid portions of the retention bonuses within 60 days following his termination, subject to his execution and non-revocation of a separation agreement containing a general release of claims and other continuing obligations in a form provided by the Company. The Compensation Committee believes that this agreement was appropriate and necessary given the executive’s critical role in preparing the Company for the IPO.

Long-Term Equity-Based Compensation

We believe that equity-based compensation (i) is an important component of our executive compensation program and that providing a significant portion of our named executive officers’ total compensation package in equity-based compensation aligns the incentives of our named executive officers with the interests of our stockholders and with our long-term corporate success, (ii) enables us to attract, motivate, retain and adequately compensate executive talent, and (iii) provides our named executive officers with a significant long-term interest in our success by rewarding the creation of stockholder value over time. To that end, we adopted the following programs under which our named executive officers receive grants of equity awards:

2025 Omnibus Incentive Plan. In order to incentivize our employees and other service providers, our Board adopted the Legence Corp. 2025 Omnibus Incentive Plan (the “2025 Plan”) for eligible employees, consultants, and directors prior to the completion of the IPO. The 2025 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, and substitute awards intended to align the interests of service providers, including our named executive officers, with those of our stockholders.

Each of our named executive officers received grants of restricted stock units and stock options under the 2025 plan in fiscal year 2025. The restricted stock units and stock options generally vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date, subject to acceleration in the event of (i) a Change in Control (as defined in the 2025 Plan and described below), if such restricted stock units are not assumed or continued by the successor or survivor entity or (ii) a termination of employment by the Company without “Cause” or by the named executive officer for “Good Reason” (each as defined in the named executive officer’s employment agreement and, if such definition does not exist, as defined in the 2025 Plan and applicable award agreement) within the two-year period immediately following such Change in Control, if such restricted stock units are assumed or continued by the successor or survivor entity.

During 2025, in connection with the IPO, the named executive officers received awards under the 2025 Plan in the following amounts:

Executive	Target IPO Award	RSUs Granted	Stock Options Granted
J. Sprau	$3,500,000	62,500	187,500
S. Butz	$1,000,000	17,857	53,571
S. Hansen	$850,000	15,179	45,536
J. Schwartz	$400,000	7,143	21,429
B. Seki	$450,000	8,036	24,107

Series A Plans. Historically, we have historically granted incentive units under the Legence Parent LLC Series A Incentive Plan (the “Legence Parent Series A Plan”), which was approved by the Board of Managers of Legence Parent on December 16, 2020. Pursuant to the Legence Parent Series A Plan, certain managers and key employees were granted long-term equity incentive awards designed to promote our interests and incentivize them to remain in our service. The Board of Managers of Legence Parent granted these long-term incentive awards, including to our named executive officers, in the form of Series A Profits Interests of Legence Parent (“Legence Parent Units”).

In connection with the corporate reorganizations affected in connection with the IPO, a portion of the Legence Parent Units were rolled over to Legence Parent II in the form of equity interests in Legence Parent II (the “Legence Parent II Units,” and collectively with the Legence Parent Units, the “Series A Profits Interests”) granted under the Legence Parent II LLC Series A Incentive Plan (collectively with the Legence Parent Series A Plan, the “Series A Plans”). These Legence Parent II Units are subject to substantially similar terms as the Legence Parent Units, including the vesting and forfeiture conditions thereof.

Series A Profits Interests are intended to qualify as “profits interests” under U.S. federal income tax law and have economic characteristics similar to stock options (e.g., representing the right to share in any increase in the fair market value of Legence Parent after their respective dates of grant). Each award of Series A Profits Interests under the Series A Plans is generally divided into three tranches, which vest as follows: (i) 60% of the Series A Profits Interests subject to an award time vest over five years in substantially equal quarterly increments beginning on the last day of the calendar month in which the vesting commencement date occurs (the “Time-Vesting Legence Parent Units” and “Time-Vesting Legence Parent II Units,” as applicable, and collectively, the “Time Interests”), (ii) 20% of the Series A Profits Interests subject to an award performance vest once investment funds associated with Blackstone Inc. (or, in the case of Legence Parent II Units, holders of Series B interest in Legence Parent II, collectively referred to herein as our “Sponsor”) receives distributions from Legence Parent, or Legence Parent II, as applicable, equal to one and a half (1.5) times the amount of its cumulative capital contributions to Legence Parent or Legence Parent II, as applicable (the “1.5 MOIC Threshold”) (the “Performance-Vesting Legence Parent Units” and the “Performance-Vesting Legence Parent II Units,” as applicable, and collectively, the “Performance Interests”), and (iii) the remaining 20% of the Series A Profits Interests subject to an award vest upon the occurrence of a “Change of Control Exit” (the “Exit-Vesting Legence Parent Units” and the “Exit-Vesting Legence Parent II Units,” as applicable, and collectively, the “Exit Interests”), in each case, subject to the Series A Profits Interest holder’s continued employment or service with the Company or its subsidiaries through each applicable vesting date or event. In addition, any Time Interests, to the extent unvested, will accelerate and vest upon the occurrence of a Change of Control Exit, subject to the Series A Profits Interest holder’s continued employment or service with the Company or its subsidiaries through the Change of Control Exit. Unvested Series A Profits Interests are not entitled to distributions from Legence Parent or Legence Parent II, and the Exit Interests, even when vested, are not entitled to distributions from Legence Parent or Legence Parent II, as applicable, until such time as both (x) our Sponsor receives distributions from Legence Parent or Legence Parent II, as applicable, in an amount equal to or in excess of two and a half (2.5) times the amount of its cumulative capital contributions to Legence Parent, or Legence Parent II, as applicable, and (y) our Sponsor receives distributions from Legence Parent or Legence Parent II, as applicable, in an amount equal to or in excess of the 20% preferred return in respect of its common interests of Legence Parent or Legence Parent II, as applicable.

In January 2021 and September 2025, Mr. Sprau was granted 11,833.13 and 1001.57 Legence Parent Units, respectively. In December 2021 and September 2025, Mr. Butz was granted 3,400 and 309.70 Legence Parent Units, respectively. In January 2021 and September 2025, Mr. Hansen was granted 3,549.94 and 929.10 Legence Parent Units, respectively. In September 2025, Mr. Schwartz was granted 1,362.69 Legence Parent Units. In November 2021, March 2023, February 2024 and September 2025, Mr. Seki was granted 800, 200, 500 and 185.82 Legence Parent Units, respectively. In September 2025, each of Messrs. Sprau, Butz, Hansen, Schwartz and Seki was granted 615.43, 190.30, 570.90, 837.31 and 114.18 Legence Parent II Units, respectively. Fractional interests have been rounded to the nearest hundredth of a unit. The grant date fair values, calculated in accordance with Accounting Standards Update Topic 718 (“Topic 718”) or Accounting Standards Update Topic 710 (“Topic 710”), as applicable, for the Series A Profits Interests awarded in 2025 are reported in the Summary Compensation Table below.

Restrictive Covenants. As a condition of receiving the Series A Profits Interests our named executive officers agreed to certain restrictive covenants, including confidentiality of information, inventions assignment, noncompetition, non-solicitation and non-disparagement covenants. The confidentiality, inventions assignment and non-disparagement covenants have an indefinite term. The non-solicitation covenants have a term of two years following the named executive officer’s termination of employment (unless the named executive officer is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined the Series A Plans), in which case the non-competition covenant will have a term for the longer of (x) one year following the named executive officer’s termination of employment, and (y) the period during which the named executive officer is entitled to receive severance payments, if any, from Legence Parent or Legence Parent II, as applicable, or any of or its direct or indirect subsidiaries). For Mr. Sprau, with respect to the Legence Parent Units granted to him prior to 2025, noncompetition covenant has a term commensurate with his employment and the Company agrees to counsel its board members, directors and officers not to disparage Mr. Sprau during his employment and for 12 months thereafter.

Forfeiture. If (i) the named executive officer’s employment or service is terminated for “Cause” (as defined in the Series A Plans) or the named executive officer voluntarily resigns where grounds for cause exist or (ii) the named executive officers resigns without “Good Reason” (as defined in the Series A Plans), then all Series A Profits Interests (whether vested or unvested) held for the benefit of the named executive officer will be automatically canceled and forfeited for no consideration, unless the named executive officer resigns without good reason (other than at a time when cause exists) at a time when all of the Time Interests under any particular Series A Profits Interest award agreement are fully vested, in which case such Time Interests will not be forfeited and will be retained by the named executive officer.

For a more complete description of the treatment of equity awards in the event of a termination of employment or Change in Control, see the section below titled “—Potential Payments Upon Termination or a Change in Control.”

Broad-Based Employee Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance (including for dental, vision and mental wellness);

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

In addition, we provide contributions to Mr. Hansen’s union pension benefits pursuant to the applicable collective bargaining agreement, under which he is entitled to certain pension and healthcare benefits. These benefits are not sponsored by the Company.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Under our 401(k) savings plan, we match a portion of the funds set aside by the employee. The maximum match available under the 401(k) savings plan is 4% of the first 100% of the employee’s eligible contributions per pay period. All matching contributions by us are immediately vested. In addition, we may make non-elective
contributions under the 401(k) savings plan, subject to statutory limitations imposed by Internal Revenue Code of 1986, as amended (the “Code”).
We also provide our named executive officers with a company cell phone and/or cell phone expense reimbursement. In addition, we provide Mr. Sprau with a company car, and pay the rent and utilities for a company-owned apartment he uses, in each case, when he visits our headquarters in San Jose, California. We also pay or reimburse Mr. Hansen for certain costs associated with his car use, as described in further detail in the Summary Compensation Table below.
Employment Agreements and Severance Benefits
We believe that employment agreements with severance benefits are necessary to attract and retain the talent necessary for our long-term success, and view the severance benefits provided to our named executive officers as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives.
Each of our named executive officers has an employment agreement (except Mr. Schwartz, who has an offer letter) that provides for severance benefits. Under the terms of these employment agreements, each of the named executive officers is entitled to severance benefits if he is terminated by us without cause or by him for “Good Reason,” as applicable. See “—Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year—Employment Agreements and Offer Letters” below for descriptions of these agreements.
Clawback Policy
Following the IPO, we adopted a “clawback” policy that is compliant with the listing rules of the applicable listing exchange, as required by the Dodd-Frank Act.
Policies and Practices for Granting Certain Equity Awards
The Company has established processes designed to ensure that the timing of any option grants and other similar awards is not influenced by material nonpublic information (“MNPI”). All annual equity grants, including options, are generally made in the first quarter of each fiscal year in connection with the established annual goals and long-term incentive planning. Our Compensation Committee does not grant options or similar awards in anticipation of the release of MNPI. Further, the Company has not timed the disclosure of MNPI to affect the value of executive compensation.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report and references in this Proxy Statement to the independence of the Compensation Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” with management and, based on such review and discussion, recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

David Coghlan (Chair)

Terrence Keenen

Bilal Khan

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2025 earned by, awarded to or paid to our named executive officers (each, an “NEO”).

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Stock Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
J. Sprau Chief Executive Officer	2025	$1,000,000	$—	$3,872,112	$1,750,000	$1,581,930	$77,803	$8,281,845
	2024	$762,115	$—	$—	$—	$537,680	$71,866	$1,371,661
S. Butz Chief Financial Officer	2025	$600,000	$250,000	$1,220,779	$500,000	$691,170	$14,000	$3,275,949
	2024	$500,761	$—	$—	$—	$282,640	$13,800	$797,201
S. Hansen Chief Operating Officer	2025	$575,000	$—	$1,478,523	$425,000	$637,360	$47,166	$3,163,049
J. Schwartz Chief Strategy Officer	2025	$450,000	$—	$1,844,321	$200,000	$345,580	$14,000	$2,853,901
B. Seki General Counsel	2025	$470,000	$—	$542,601	$225,000	$453,950	$12,020	$1,703,571
	2024	$396,300	$—	$337,209	$—	$176,310	$13,800	$923,619

(1)

Amounts included in this column reflect the named executive officer’s annual base salary earned during the fiscal year. Amounts shown for Messrs. Hansen and Schwartz reflect partial year of service in their roles as listed.

(2)	Amount included in this column for Mr. Butz represents the retention bonus paid to him in connection with the IPO.
(3)

All amounts in this column represent the aggregate grant date value of stock options and Series A Profits Interests granted in 2025. The Series A Profits Interests represent membership interests in Legence Parent or Legence Parent II, as applicable, that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Series A Profits Interests do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The aggregate grant date values of the stock options and Time-Vesting Legence Units or Time-Vesting Legence II Units, as applicable, were calculated in accordance with Topic 718, utilizing the assumptions set forth in the Notes to Consolidated Financial Statements appearing in the Annual Report. The aggregate grant date values of the Performance-Vesting Legence Units, Performance-Vesting Legence II Units, Exit-Vesting Legence Units and Exit-Vesting Legence II Units, as applicable, were calculated in accordance with Topic 710, utilizing the assumptions set forth in the Notes to Consolidated Financial Statements appearing in the Annual Report. For more information about the Series A Profits Interests, including their vesting and forfeiture terms, and the stock options, see the sections entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plan” and “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan.”

(4)

All amounts in this column represent the aggregate grant date value of restricted stock units granted in 2025, calculated in accordance with Topic 718, utilizing the assumptions set forth in the Notes to Consolidated Financial Statements appearing in the Annual Report. For more information about the restricted stock units, including their vesting terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan.”

(5)

The amounts in this column represent the short-term cash incentive awards paid for 2025 under the 2025 EIP. For additional information about the 2025 EIP, see the section “—Elements of Compensation—Bonus.”

(6)

Amount for 2025 reported for Mr. Sprau reflects (i) subsidy of costs associated with his car use in the aggregate amount of approximately $10,908 (consisting of registration cost in the amount of $360, vehicle maintenance parts cost in the amount of $100, auto insurance in the amount of $2,000, depreciation expenses in the amount of $8,236 and gas cost in the amount of $212), (ii) rent and utilities for the company-owned apartment Mr. Sprau uses when visiting our headquarters in San Jose, California ($52,895) and (iii) Company matching contributions to our 401(k) plan ($14,000). Amount for 2025 reported for Mr. Hansen reflects (i) Company contributions to his union pension benefits in the amount of $32,294 pursuant to his collective bargaining agreement and (ii) subsidy of costs associated with his car use in the aggregate amount of approximately $14,872 (consisting of registration cost in the amount of $467, vehicle maintenance parts cost in the amount of $262, labor cost in the amount of $160, auto insurance in the amount of $2,000, depreciation expenses in the amount of $11,027 and gas cost in the amount of $957). The amounts reported for each other named executive officer reflect Company matching contributions to our 401(k) plan.

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2025 with respect to our named executive officers. Fractional interests have been rounded to the nearest hundredth unit.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (Units)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options	Awards(3) ($/sh) (k)	Awards(4)
J. Sprau		$—	$1,000,000	$—
	September 15, 2025							62,500			1,750,000
	September 12, 2025(5)								187,500	$28.00	3,086,250
	September 16, 2025(6)								600.94	N/A	486,765
	September 16, 2025(7)				—	200.31	—			N/A	—
	September 16, 2025(8)				—	200.31	—			N/A	—
	September 16, 2025(9)								369.26	N/A	299,097
	September 16, 2025(10)				—	123.09	—			N/A	—
	September 16, 2025(11)				—	123.09	—			N/A	—
S. Butz		$—	$450,000	$—			—
	September 15, 2025							17,857			500,000
	September 12, 2025(5)								53,571	$28.00	881,779
	September 16, 2025(6)								185.82	N/A	209,978
	September 16, 2025(7)				—	61.94	—			N/A	—
	September 16, 2025(8)				—	61.94	—			N/A	—
	September 16, 2025(9)								114.18	N/A	129,022
	September 16, 2025(10)				—	38.06	—			N/A	—
	September 16, 2025(11)				—	38.06	—			N/A	—
S. Hansen		$—	$431,250	$—
	September 15, 2025							15,179			425,000
	September 12, 2025(5)								45,536	$28.00	749,523
	September 16, 2025(6)								557.46	N/A	451,545
	September 16, 2025(7)				—	185.82	—			N/A	—
	September 16, 2025(8)				—	185.82	—			N/A	—
	September 16, 2025(9)								342.54	N/A	277,455
	September 16, 2025(10)				—	114.18	—			N/A	—
	September 16, 2025(11)				—	114.18	—			N/A	—
J. Schwartz		$—	$225,000	$—
	September 15, 2025							7,143			200,000
	September 12, 2025(5)								21,429	$28.00	352,721
	September 16, 2025(6)								817.61	N/A	923,901
	September 16, 2025(7)				—	272.54	—			N/A	—
	September 16, 2025(8)				—	272.54	—			N/A	—
	September 16, 2025(9)								502.39	N/A	567,699
	September 16, 2025(10)				—	167.46	—			N/A	—
	September 16, 2025(11)				—	167.46	—			N/A	—
B. Seki		$—	$305,500	$—
	September 15, 2025							8,036			225,000
	September 12, 2025(5)								24,107	$28.00	396,801
	September 16, 2025(6)								111.49	N/A	90,309
	September 16, 2025(7)				—	37.16	—			N/A	—
	September 16, 2025(8)				—	37.16	—			N/A	—
	September 16, 2025(9)								68.51	N/A	55,491
	September 16, 2025(10)				—	22.84	—			N/A	—
	September 16, 2025(11)				—	22.84	—			N/A	—

(1)

The amounts in this column represent the target short-term cash incentive awards for 2025 under the 2025 EIP. For additional information about the 2025 EIP, see the section “—Elements of Compensation—Bonus.”

(2)

Amounts shown reflect the number of restricted stock units granted to each of our named executive officers in connection with the IPO under the 2025 Plan on September 15, 2025. For more information about the restricted stock units, including their vesting terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan.”

(3)

The Series A Profits Interests are not traditional options, and therefore, have no exercise price, but rather any vested Series A Profits Interests participate in distributions attributable to the appreciation in the fair market value of Legence Parent or Legence Parent II, as applicable, after their respective dates of grant.

(4)

The amounts in this column represent the aggregate grant date value of the restricted stock units and stock options granted to our named executive officers, calculated in accordance with Topic 718, utilizing the assumptions set forth in the Notes to Consolidated Financial Statements appearing in the Annual Report.

(5)

Amounts shown reflect the number of stock options granted to each of our named executive officers in connection with the IPO under the 2025 Plan on September 12, 2025. For more information about the stock options, including their vesting terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan.”

(6)

Amounts shown reflect the number of Time-Vesting Legence Units granted to our named executive officers pursuant to their respective September 2025 Legence Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.”

(7)

Amounts shown reflect the number of Performance-Vesting Legence Units granted to our named executive officers pursuant to their respective September 2025 Legence Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.” The Performance-Vesting Legence Units vest on an “all or nothing” basis upon the achievement of the applicable performance conditions, and do not provide for a range of vesting achievement for partial achievement or overachievement of the applicable performance conditions.

(8)

Amounts shown reflect the number of Exit-Vesting Legence Units granted to our named executive officers pursuant to their respective September 2025 Legence Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.” The Exit-Vesting Legence Units vest on an “all or nothing” basis upon the achievement of the applicable performance conditions, and do not provide for a range of vesting achievement for partial achievement or overachievement of the applicable performance conditions.

(9)

Amounts shown reflect the number of Time-Vesting Legence II Units granted to our named executive officers pursuant to their respective September 2025 Legence II Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.”

(10)

Amounts shown reflect the number of Performance-Vesting Legence II Units granted to our named executive officers pursuant to their respective September 2025 Legence II Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.” The Performance-Vesting Legence II Units vest on an “all or nothing” basis upon the achievement of the applicable performance conditions, and do not provide for a range of vesting achievement for partial achievement or overachievement of the applicable performance conditions.

(11)

Amounts shown reflect the number of Exit-Vesting Legence II Units granted to our named executive officers pursuant to their respective September 2025 Exit-Vesting Legence II Units award agreements. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.” The Exit-Vesting Legence II Units on an “all or nothing” basis upon the achievement of the applicable performance conditions, and do not provide for a range of vesting achievement for partial achievement or overachievement of the applicable performance conditions.

Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year

Employment Agreements and Offer Letters

We have entered into employment agreements with each of our named executive officers. The descriptions of the employment agreements set forth below are summaries of the material features of the agreements, including with respect to potential payments upon a termination of employment. This summary, however, does not purport to be a complete description of all the provisions of the agreements that we have entered into with our named executive officers. This summary is qualified in its entirety by reference to the employment agreements, which were filed as exhibits to the Annual Report. The counterparty to the employment agreements with each of our named executive officers was originally Therma Services LLC (“Therma Services”). These agreements have subsequently been assigned to, and assumed by, Legence Holdings.

Mr. Sprau is party to an employment agreement with Legence Holdings, dated April 2019. The agreement has an initial two-year term that automatically renews in two-year increments unless either party provides written notice of nonrenewal not less than 60 days prior to the expiration of the then-current term, or unless otherwise terminated in accordance with the terms of the employment agreement. The agreement provides Mr. Sprau with an annual base salary of $600,000 (subject to reasonable adjustment from time to time), annual bonus opportunity, the opportunity to co-invest in Therma Services, eligibility to receive a transaction bonus upon a sale of Therma Services within one year of the effective date of the employment agreement (based on the EBITDA valuation of Therma Services at the time of the sale) (which opportunity is no longer in effect), a temporary housing allowance, a car allowance, eligibility to participate in customary employee benefits and the following restrictive covenants: (i) perpetual nondisclosure of confidential information, (ii) perpetual assignment of inventions developed during employment that relate to the Company’s business, (iii) during the period of employment, non-competition, (iv) during the period of employment, customer, vendor and business partner non-solicit, and (v) during the period of employment and for two years thereafter, employee and independent contractor non-solicit (inclusive of any person who was an employee or independent contractor of the Company within one year preceding such solicitation). If Mr. Sprau’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” then, subject to Mr. Sprau’s execution and non-revocation of a separation agreement containing a general release of claims and other continuing obligations in a form provided by the Company, Mr. Sprau is entitled to receive (i) 18 months of salary continuation, and (ii) up to 18 months of continued health care coverage subsidies under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

Under Mr. Sprau’s employment agreement, “Cause” generally means Mr. Sprau’s (a) substantial and material failure to perform (other than by reason of disability), or substantial and material negligence in the performance of, his duties to the Company or any of its affiliates; (b) material breach of his employment agreement or any other agreement between Mr. Sprau and the Company or any of its affiliates; (c) commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (d) other conduct that is materially harmful to the business interests or reputation of the Company or any of its affiliates, in each case of clauses (a), (b) and (d), which failure, if capable of being cured, remains uncured for 10 business days after receipt of written notice from the Company.

Under Mr. Sprau’s employment agreement, “Good Reason” generally means any of the following without Mr. Sprau’s prior written consent: (x) a material reduction in his role and/or duties with the Company; (y) a reduction in his annual base salary (unless all executives of the Company are subject to a proportionally comparable base salary decrease due to business needs) and/or target bonus opportunity; or (z) a material breach by the Company of the employment agreement, subject to customary notice and cure provisions.

Messrs. Butz, Hansen and Seki are party to employment agreements with Legence Holdings, dated November 2021, June 20, 2017 and October 2021, respectively. Each such employment agreement has an initial two-year term that automatically renews in one-year increments unless either party provides written notice of nonrenewal not less than 60 days prior to the expiration of the then-current term, or unless otherwise terminated in accordance with the terms of the applicable employment agreement. The agreements provides Messrs. Butz and Seki with an annual base salary ($475,000 for Mr. Butz, $300,000 for Mr. Hansen and $375,000 for Mr. Seki), subject to reasonable adjustment from time to time, annual bonus opportunity, eligibility to receive a profits interest award from Therma Services’ applicable direct or indirect parent, for Mr. Hansen only, a $75,000 retention bonus (which has already been paid), eligibility to participate in customary employee benefits and the following restrictive covenants: (i) perpetual nondisclosure of confidential information, (ii) perpetual assignment of inventions developed during employment that relate to the Company’s business, (iii) during the period of employment and for one year thereafter (only during the period of employment for Mr. Hansen and 6 months for Mr. Seki), non-competition, (iv) during the period of employment and for one year thereafter (only during the period of employment for Mr. Hansen and 6 months for Mr. Seki), customer, vendor and business partner non-solicit, (v) during the period of employment and for one year thereafter (24 months for Mr. Hansen and 6 months for Mr. Seki), employee and independent contractor non-solicit (inclusive of any person who was an employee or independent contractor of the Company within one year preceding such solicitation) and (vi) except for Mr. Hansen, perpetual non-disparagement (which non-disparagement covenant is mutual for Mr. Butz). If any of Messrs. Butz, Hansen or Seki’s employment is terminated by the Company without “Cause,” or, for Messrs. Butz and Seki, resign for “Good Reason,” then, subject to the named executive officer’s execution and non-revocation of a separation agreement containing a general release of claims and other continuing obligations in a form provided by the Company, the named executive officer is entitled to receive (i) 12 months of salary continuation (6 months for Messrs. Hansen and Seki and an additional 6 months for Mr. Hansen if he has not commenced a subsequent employment or other engagement by the 6-month anniversary of the termination of employment), (ii) except Mr. Hansen, any earned, but unpaid, annual bonus for the year preceding the named executive officer’s termination of employment, (iii) for Mr. Butz, a pro-rated annual bonus for the year in which he is terminated, and (iv) up to 6 months (12 months for Mr. Butz) of continued health care coverage subsidies under COBRA.

Under Messrs. Butz and Seki’s employment agreements, “Cause” generally means the named executive officer’s (a) conviction of or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude, (b) commission of fraud, misappropriation, or embezzlement against any person, (c) theft or misappropriation of any property or money of the Company or any of its affiliates, (d) material breach of the terms of the applicable employment agreement, (e) use of illegal drugs or controlled substances (excluding drugs lawfully prescribed by a medical provider and taken in accordance with such prescription) that adversely affects job performance, (f) willful or gross neglect of his duties, willful or gross misconduct in the performance of his duties, or willful violation of any Company policy, or (g) failure to follow any lawful and material business directive from the board. Clauses (d), (f), and (g) have a 30-day cure right after receipt of written notice from the Company (but there will be no more than one opportunity to cure such condition for each separate and distinct “Cause” category set forth above). Under Mr. Hansen’s employment agreement, “Cause” means his (i) substantial failure to perform (other than by reason of disability), or substantial negligence in the performance of, his duties to the Company or its affiliates, (ii) material breach of the employment agreement or any other agreements between him and the Company or its affiliates, (iii) commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude, or (iv) other conduct by him that is or could reasonably be expected to be harmful to the business interests of the Company or its affiliates.

Under Messrs. Butz’s and Seki’s employment agreements, “Good Reason” generally means any of the following without the named executive officer’s prior written consent: (w) a material reduction in authority, duties, responsibilities, or reporting lines, (x) a reduction by the Company of the named executive officer’s annual base salary of more than 10%, except for across the board reductions similarly affecting the senior management of the Company or a reduction necessitated by adverse business conditions for the Company, (y) required relocation of the named executive officer’s principal place of business more than 50 miles outside of the Houston, Texas (San Antonio, Texas for Mr. Seki) metropolitan area (excluding reasonable business travel in the normal course of employment), and (z) any material breach of the applicable employment agreement, subject to customary notice and cure provisions.

Mr. Schwartz’s offer letter, dated as of November 11, 2021, sets forth (i) a base salary (currently $450,000), (ii) target bonus (currently 50%), (c) Series A Profits Interests award and (d) eligibility to participate in benefit plans. Under Mr. Schwartz’s offer letter, in the event his employment is terminated by the Company without “Cause” or by him for “Good Reason,” then, he is entitled to receive (i) 12 months of salary continuation and (iv) up to 12 months of continued health care coverage subsidies under COBRA.

Bonus

Please see “—Elements of Compensation—Bonus” for a summary of the 2025 EIP, including with respect to the applicable performance metrics and determination thereof.

Equity Incentive Awards

Please see “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan” for a summary of the vesting terms of the equity awards granted under the 2025 plan.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2025. Fractional interests have been rounded to the nearest hundredth unit.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price(1)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
J. Sprau									62,500	$2,690,000
	—		187,500	(5)			$28.00	9/12/2035
	6,774.93	(6)	925.89	(6)			N/A	N/A
	18.46	(7)	350.79	(7)			N/A	N/A
					2,566.94	(8)	N/A	N/A
					123.09	(9)	N/A	N/A
S. Butz									17,857	$768,565
	—		53,571	(5)			$28.00	9/12/2035
	1,641.29	(6)	584.53	(6)			N/A	N/A
	5.71	(7)	108.47	(7)			N/A	N/A
					741.94	(8)	N/A	N/A
					38.06	(9)	N/A	N/A
S. Hansen									15,179	$653,304
	—		45,536	(5)			$28.00	9/12/2035
	27.87	(6)	529.59	(6)			N/A	N/A
	17.13	(7)	325.41	(7)			N/A	N/A
					185.82	(8)	N/A	N/A
					114.18	(9)	N/A	N/A
J. Schwartz									7,143	$307,435
	—		21,429	(5)			$28.00	9/12/2035
	40.88	(6)	776.73	(6)			N/A	N/A
	25.12	(7)	477.27	(7)			N/A	N/A
					272.54	(8)	N/A	N/A
					167.46	(9)	N/A	N/A
B. Seki									8,036	$345,869
	—		24,107	(5)			$28.00	9/12/2035
	560.57	(6)	450.92	(6)			N/A	N/A
	3.43	(7)	65.08	(7)			N/A	N/A
					337.16	(8)	N/A	N/A
					22.84	(9)	N/A	N/A

(1)

The Series A Profits Interests are not traditional options, and therefore, there is no exercise price, but rather any vested Series A Profits Interests participate in distributions attributable to the appreciation in the fair market value of Legence Parent after their respective dates of grant.

(2)

The Series A Profits Interests are not traditional options, and therefore, there is no expiration date, but rather any vested Series A Profits Interests participate in distributions attributable to the appreciation in the fair market value of Legence Parent after their respective dates of grant.

(3)

This column includes unvested restricted stock units granted to each of our named executive officers on September 15, 2025, which vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan” for more information on the vesting terms of the restricted stock units.

(4)

Represents the market value of the shares underlying the restricted stock units as of December 31, 2025, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $43.04 per share on December 31, 2025.

(5)

This column includes unvested stock options granted to each of our named executive officers on September 12, 2025, which vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—2025 Omnibus Incentive Plan” for more information on the vesting terms of the stock options.

(6)

Represents Time-Vesting Legence Parent Units granted to each of our Named Executive Officer. The vesting commencement dates for Mr. Butz’s December 2021 and September 2025 Time-Vesting Legence Parent Units grants are December 3, 2021 and September 16, 2025, respectively. The vesting commencement date for each of Messrs. Hansen and Schwartz’s September 2025 Time-Vesting Legence Parent Units grant is September 16, 2025. The vesting commencement dates for Mr. Seki’s November 2021, March 2023, February 2024 and September 2025 Time-Vesting Legence Parent Units grants are November 22, 2021, March 31, 2023, February 12, 2024 and September 16, 2025, respectively. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plan” for more information on the vesting and forfeiture terms of the Time Interests.

(7)

Represents Time-Vesting Legence Parent II Units granted to each of our named executive officers in September 2025. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans” for more information on the vesting and forfeiture terms of the Time Interests.

(8)

Represents performance-vesting Legence Parent Units, half of which, for each award to a Named Executive Officer, are Performance-Vesting Legence Parent Units, and the other half of which are Exit-Vesting Legence Parent Units. The Performance-Vesting Legence Parent Units have all vested in accordance with their terms, upon achievement of the 1.5 MOIC Threshold. All of the Exit-Vesting Legence Parent Units remain unvested as of December 31, 2025. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans” for more information on the vesting and forfeiture terms of the Performance-Vesting Legence Parent Units and Exit-Vesting Legence Parent Units.

(9)

Represents performance-vesting Legence Parent II Units, half of which, for each award to a Named Executive Officer, are Performance-Vesting Legence Parent II Units, and the other half of which are Exit-Vesting Legence Parent II Units. The Performance-Vesting Legence Parent II Units have all vested in accordance with their terms, upon achievement of the 1.5 MOIC Threshold. All of the Exit-Vesting Legence Parent II Units remain unvested as of December 31, 2025. Please see “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans” for more information on the vesting and forfeiture terms of the Performance-Vesting Legence Parent II Units and Exit-Vesting Legence Parent II Units.

Options Exercised and Stock Vested in the 2025 Fiscal Year

In fiscal year 2025, our named executive officers did not vest in any stock awards or exercise any option awards. However, during fiscal year 2025, Messrs. Sprau, Butz, Hansen, Schwartz and Seki vested in 4,157.60;

1,203; 1,480.98; 1,210 and 549 Series A Profits Interests, respectively, including Time Interests that vested during fiscal year 2025 in accordance with their terms and Performance Interests that vested during fiscal year 2025 upon achievement of the 1.5 MOIC Threshold. Fractional interests have been rounded to the nearest hundredth of a unit.

Pension Benefits

Our named executive officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our Board or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Nonqualified Deferred Compensation

Our named executive officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

Potential Payments Upon Termination or a Change in Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated by the Company without “Cause,” by him for “Good Reason,” due to death or disability or in connection with a Change in Control, as applicable, in each case, on December 31, 2025. Amounts below reflect potential payments pursuant to the employment agreements and award agreements, as applicable, for such named executive officers.

			Value of Accelerated Equity Awards(3)
Name	Cash Severance Benefits for Termination without Cause or for Good Reason(1)	Continued Health Benefits for Termination without Cause or for Good Reason(2)	For Termination due to Death or Disability	In Connection with Change in Control
J. Sprau	$1,500,000	$53,461	$5,510,000	$5,510,000
S. Butz	$1,289,070	$35,641	$1,574,273	$1,574,273
S. Hansen	$575,000	$9,600	$1,338,166	$1,338,166
J. Schwartz	$450,000	$35,641	$629,727	$629,727
B. Seki	$470,000	$17,820	$708,439	$708,439

(1)

Cash severance payments include the following amounts that would have been payable to each of our named executive officers if his employment had been terminated without “Cause” (or, for all the named executive officers except Mr. Hansen, if he had resigned for “Good Reason”) on December 31, 2025, as more specifically discussed under “—Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year—Employment Agreements and Offer Letters”:

a. Mr. Sprau-18 months of salary continuation (1.5 times his annual base salary of $1,000,000);

b. Mr. Butz-(i) 12 months of salary continuation (1 times his annual base salary of $600,000), and (ii) a pro-rated annual bonus for 2025. Because this table assumes that Mr. Butz was terminated without cause or resigned for good reason on December 31, 2025, the amount of Mr. Butz’s pro-rated annual bonus for 2025 is the full amount of his earned 2025 bonus (which was $689,070). Mr. Butz is also entitled to any earned, but unpaid, annual bonus for 2025; however, Mr. Butz had already received his 2025 bonus as of December 31, 2025.

c. Mr. Hansen-12 months of salary continuation (1 times his annual base salary of $575,000), assuming he has not commenced subsequent employment or engagement by the six-month anniversary of his termination of employment.

d. Mr. Schwartz-12 months of salary continuation (1 times his annual base salary of $450,000). Mr. Schwartz is also entitled to any earned, but unpaid, annual bonus for 2025; however, Mr. Schwartz had already received his 2025 bonus as of December 31, 2025.

e. Mr. Seki-6 months of salary continuation (one half (0.5) times his annual base salary of $470,000). Mr. Seki is also entitled to any earned, but unpaid, annual bonus for 2025; however, Mr. Seki had already received his 2025 bonus as of December 31, 2025.

(2)

Reflects the cost of providing the named executive officer with continued medical, dental and vision insurance under COBRA for a period of 18 months for Mr. Sprau, 12 months for Mr. Butz, 6 months for Mr. Hansen (which are provided through his union-sponsored healthcare benefits), 12 months for Mr. Schwartz and six months for Mr. Seki assuming 2025 rates (which, for each named executive officer, was $2,970.08 per month).

(3)

Reflects value of equity awards that accelerate in accordance with their terms as follows: (i) upon the NEO’s termination of employment due to death or disability, all RSUs and options that remain unvested will immediately become vested as of the termination date, (ii) upon a Change in Control, if the RSU or option is not continued or assumed by, or substituted for a substantially equivalent award of, the successor or survivor entity, all RSUs and options that remain unvested will become vested as of immediately prior to the Change in Control and (iii) upon a Change in Control, if (x) the RSU or option is continued or assumed by, or substituted for a substantially equivalent award of, the successor or survivor entity, and (y) the NEO subsequently incurs a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” within two years following such Change in Control, all RSUs and options that remain unvested will immediately become vested as of the date of such termination.

Under their employment agreements, in the event any of Messrs. Sprau, Butz, Hansen or Seki become disabled during employment and, as a result, is unable to continue to perform substantially all of his duties and responsibilities, either with or without reasonable accommodation, the Company will continue to pay the named executive officer his base salary and allow him to continue participating in Company employee benefit plans (to the extent permitted under the terms of the applicable plan) for up to 12 weeks of disability during any period of 365 consecutive calendar days. If the named executive officer is unable to return to work after 12 weeks of disability, then the Company may terminate him upon notice, without any severance or similar obligations (though the named executive officer will remain entitled to any accrued benefits or compensation or benefits payable under any then-current disability or accidental death and dismemberment policy, etc.). In addition, if the employment of Mr. Butz or Mr. Seki is terminated due to the named executive officer’s death, then the named executive officer’s estate will be entitled to any earned, but unpaid, annual bonus for the year preceding the year of the named executive officer’s death.

Our named executive officers are not entitled to enhanced severance benefits if they are terminated without cause or resign for good reason in connection with a change in control. However, subject to the named executive officer’s continued employment or service with the Company or its subsidiaries through the occurrence of a Change of Control Exit, the named executive officer will become fully vested in all unvested Time Interests and Exit Interests. For additional information about such interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.” Although the value of the unvested Time Interests and Exit Interests that would have accelerated and vested as of a Change of Control Exit on December 31, 2025 cannot be quantified at this time, the number of such awards held by each named executive officer as of December 31, 2025 is as follows: (i) for Mr. Sprau, 3,253.63 Series A Profits Interests, (ii) for Mr. Butz, 1,473.00 Series A Profits Interests, (iii) for Mr. Hansen, 1,864.99 Series A Profits Interests, (iv) for Mr. Schwartz, 2,761.00 Series A Profits Interests, and (v) for Mr. Seki, 837.00 Series A Profits Interests. Fractional interests have been rounded to the nearest hundredth of a unit.

In addition, pursuant to the forms of award agreements under the 2025 Plan, the treatment of outstanding restricted stock units and stock options is as follows: (i) upon the NEO’s termination of employment due to death or disability, all RSUs and options that remain unvested will immediately become vested as of the termination date, (ii) upon a Change in Control, if the RSU or option is not continued or assumed by, or substituted for a substantially equivalent award of, the successor or survivor entity, all RSUs and options that remain unvested will become vested as of immediately prior to the Change in Control and (iii) upon a Change in Control, if (x) the RSU or option is continued or assumed by, or substituted for a substantially equivalent award of, the successor or survivor entity, and (y) the NEO subsequently incurs a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” within two years following such Change in Control, all RSUs and options that remain unvested will immediately become vested as of the date of such termination.

Under the 2025 Plan, “Change in Control” means and includes each of the following, unless otherwise provided in the applicable award agreement or other written agreement approved by the Compensation Committee: (a) any Person (as such term is used in 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control; (b) a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect parent of the Company or such surviving entity) outstanding immediately after such merger, reorganization or consolidation; provided, however, that a merger, reorganization or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; (c) during the period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Under the Series A Plans, “Change of Control Exit” generally means (a) any transaction or series of related transactions (including any merger or consolidation) that result in one or more third parties becoming the beneficial owner, directly or indirectly, of more than 50% of the common interests of Legence Paren or Legence Parent II, as applicable; (b) the direct or indirect sale or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Legence Parent’s or Legence Parent II’s, as applicable, assets and the assets of its subsidiaries, taken as a whole, to one or more third parties (unless the same persons that beneficially own a majority of the common interests immediately prior to the transaction own, directly or indirectly, equity interests with a majority of the total voting power of all of the outstanding equity interests of the surviving or transferee person immediately after the transaction); or (c) Legence Parent or Legence Parent II, as applicable, consolidates with, or merges with or into, any third party pursuant to a transaction in which any of Legence Parent’s or Legence Parent II’s, as applicable, outstanding equity interests or the equity interests of such other third party is converted into or exchanged for cash, securities or other property (other than pursuant to a transaction in which Legence Parent’s or Legence Parent II’s, as applicable, membership interests outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the equity securities of the surviving person immediately after giving effect to such transaction), in each case of clauses (a), (b) or (c), including by way of a public offering.

Post-Termination Restrictive Covenant Obligations

Each of our named executive officers is subject to certain restrictive covenant obligations following the termination of his employment. For additional information about such restrictive covenants, please see the sections entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans” and “—Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year—Employment Agreements and Offer Letters.”

Pay Versus Performance
Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K
requires us to provide the following disclosure regarding compensation for our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation for our other non-PEO
NEOs
(“Non-PEO
NEOs”). The amounts shown for “Compensation Actually Paid” (or, “CAP”) have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by any of our NEOs. The table includes adjustments as described in the footnotes and also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, net income, and our company-selected measure, which is Adjusted EBITDA. Our IPO occurred in September 2025, and we do not present information for years prior to when we became a public reporting company. The information contained in this “Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.

					Value of an initial $100 Investment:
Fiscal Year	Summary Compensation Table Total for PEO 1,2	Compensation Actually Paid to PEO 1,3	Average Summary Compensation Table Total for Non-PEO NEOs 1,2	Average Compensation Actually Paid to Non-PEO NEOs 1,3	Total Stockholder Return 4	Peer Group Total Stockholder Return 5	Net Income ($ Millions) 6	Adjusted EBITDA ($ Millions) 7
2025	$8,281,845	$11,990,443	$2,749,118	$4,126,331	$141.11	$106.85	($59.8)	$298.8

(1)	NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Jeffrey Sprau	Stephen Butz, Steve Hansen, Justin Schwartz, Bryce Seki

(2)	Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)
CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation
S-K).
The CAP calculation includes the
end-of-year
value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table included elsewhere in this Proxy Statement:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2025 (For PEO) ($)	Fiscal Year 2025 (Average for Non-PEO NEOs) ($)
Summary Compensation Table Total	$8,281,845	$2,749,118
(Minus) : Grant Date Fair Value of Equity Awards Reported in the Summary Compensation Table	($5,622,112)	($1,609,056)
(Minus) : Change in Actuarial Present Value of The NEO’s Accumulated Benefit Under All Defined Benefit and Actuarial Pension Plans Reported In the Summary Compensation Table	$0	$0
Plus: Pension Service Cost and Associated Prior Service Cost	$0	$0
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$8,457,907	$2,376,100
Adjust for: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$281,937	$398,222
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$72,744	$53,389
Adjust for: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$518,123	$158,558
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Adjust for: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation for the Fiscal Year	$0	$0

Compensation Actually Paid	$11,990,443	$4,126,331

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with Topic 718 or Topic 710, as applicable, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

(4)
TSR represents the cumulative return on a fixed investment of $100 in the Company’s Class A Common Stock, for the period beginning on September 12, 2025, the date that our Class A Common Stock commenced trading on the Nasdaq Global Select Market, through the end of the applicable fiscal year, assuming reinvestment of dividends, determined on the same cumulative basis as used in Item 201(e) of Regulation S-K.

(5)
Peer Group Total Stockholder Return represents the cumulative return on a fixed investment of $100 in the S&P Composite 1500 Construction & Engineering (Industry) for the period beginning on September 12, 2025 through the end of the applicable fiscal year, assuming reinvestment of dividends, determined on the same cumulative basis as used in Item 201(e) of Regulation S-K.

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)
The dollar amounts reported in this column represent Adjusted EBITDA, which is the most important financial performance measure that we used in fiscal 2025 to link compensation actually paid to performance. Adjusted EBITDA is defined as net loss adjusted to exclude, or otherwise reflect, interest expense, net of capitalized interest, interest income, income tax expense (benefit), depreciation and amortization, credit agreement amendment fees, goodwill impairment, long-lived asset impairment, net

(gain) loss on sale and disposition of property and equipment, loss on debt extinguishment, changes in the fair value of contingent consideration liabilities, acquisition and integration costs, system deployment costs, strategic initiative costs, indemnification asset adjustments, Tax Receivable Agreement liability remeasurements, stock-based compensation expense and accelerated project sale.
Pay versus Performance Comparative Disclosure
Relationship between CAP vs. Cumulative TSR of Company and the Peer Group
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our
Non-PEO
NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:

CAP vs. TSR
$141.11
$106.85
$12.0M
$4.1M
2026
Compensation Actually Paid for First PEO
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

Relationship between CAP vs. Net Income
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our
Non-PEO
NEOs against the Company’s net income:

CAP vs. Net Income
($59.8M)
$12.0M
$4.1M
2026
Compensation Actually Paid for First PEO
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income (millions)

Relationship between CAP vs. Adjusted EBITDA
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our
Non-PEO
NEOs against the Company’s Adjusted EBITDA:

CAP vs. Adjusted EBITDA
$298.8M
$12.0M
$4.1M
2026
Compensation Actually Paid for First PEO
Avg. Compensation Actually Paid (Non-PEO NEO)
Company Selected Measure: Billings (millions)

Most Important Performance Measures
Following is an unranked list of the performance measures we consider most important in linking company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above.

Most Important Performance Measures
Adjusted EBITDA
EBITDA
Safety TRIR

Director Compensation for 2025

The following table presents the total compensation for each person who served as a non-employee member of our board. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2025. Mr. Sprau receives no additional compensation for his services as a director and, consequently, is not included in this table. The compensation received by Mr. Sprau as an employee is presented in the Summary Compensation Table.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Total
Terrence Keenen(3)(4)	$188,723	$150,000	$228,420	$567,143
Christie Kelly(3)	$32,019	$150,000	$—	$182,019
David Coghlan(5)	$7,967	$150,000	$—	$157,967

(1)	Messrs. Khan and Nimocks are employees of our Sponsor and did not receive any compensation, equity or non-equity awards or other payments in their capacities as non-employee members of our board.
(2)

The amount of cash fees shown for Ms. Kelly and Messrs. Keenen and Coghlan reflect partial year of service under the compensation program for our non-employee directors, which became effective following our IPO (the “Director Compensation Policy”). For Ms. Kelly and Mr. Coghlan, the amount also reflects partial service based on their date of appointment to the Board.

(3)

In connection with their appointment to the Board on September 11, 2025, Mr. Keenen and Ms. Kelly each received an award of 5,357 restricted stock units under the 2025 Plan valued at approximately $150,000 as of the grant date, in each case, subject to the terms and conditions of the 2025 Plan and the applicable award agreement.

(4)

In December 2020, Mr. Keenen was granted 354.99 Legence Parent Units. In September 2025, Mr. Keenen was granted 291.12 Legence Parent Units and 178.88 Legence Parent II Units. Mr. Keenen holds a total of 392.00 vested Series A Profits Interests and 433.00 unvested Series A Profits Interests. The Series A Profits Interests represent membership interests in Legence Parent or Legence Parent II, as applicable, that are intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the Series A Profits Interests do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The aggregate grant date values were calculated in accordance with Topic 718 and Topic 710, as applicable, utilizing the assumptions set forth in the Notes to Consolidated Financial Statements appearing in the Annual Report. For more information about the Series A Profits Interests, including their vesting and forfeiture terms, see the section entitled “—Elements of Compensation—Long-Term Equity Based Compensation—Series A Plans.”

(5)

Mr. Coghlan was appointed to our Board effective as of December 3, 2025. On December 3, 2025, in connection with his appointment, Mr. Coghlan was eligible to receive the standard annual compensation for our non-employee directors, as further described below, which included an award of 3,779 restricted stock units under the 2025 Plan valued at approximately $150,000 as of the grant date, subject to the terms and conditions of the 2025 Plan and the applicable award agreement.

The Board has adopted the Director Compensation Policy. The Director Compensation Policy became effective following the IPO. Pursuant to the Director Compensation Policy, our non-employee directors who are not employed by Blackstone or any of its affiliates will receive the following cash compensation for board services, as applicable:

•	an annual restricted stock unit award under the 2025 Plan with a grant date value of approximately $150,000;

•	an annual cash retainer of $85,000 paid in quarterly installments in arrears;

•

an additional annual cash retainer of $20,000, $15,000, $15,000 and $30,000, in each case, paid in quarterly installments in arrears for service as the chair of the Audit Committee, chair of the Compensation Committee, chair of the Nominating and Corporate Governance Committee and lead independent director (if applicable), respectively; and

•	an additional annual cash retainer of $120,000 paid in quarterly installments in arrears for service as the chair of the Board.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers.

As required by Section 14A of the Exchange Act, the Board is soliciting an advisory (non-binding) stockholder vote, commonly referred to as a “Say-on-Pay,” to approve the compensation of the named executive officers whose compensation is disclosed in this Proxy Statement.

The Board strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe our long-term success depends in large measure on the talents of our officers and other employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality individuals. Stockholders are encouraged to review the Compensation Discussion and Analysis section as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution, the Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends that you vote every ONE YEAR as the frequency of future advisory votes on executive compensation of the named executive officers.

Section 14A of the Exchange Act requires us to hold a separate, non-binding stockholder vote at least every six years to advise on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every one, two or three years. Stockholders have the option to vote for any one of the three options or to abstain on the matter. We intend to hold the non-binding advisory vote on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers at the Annual Meeting.

Our Board recommends that stockholders approve holding a say-on-pay vote every one year because we believe that the vote held every one year will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our stockholders in structuring our compensation programs for our named executive officers. We believe that a vote held every one year will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices and better allow our Compensation Committee and our senior management to measure how they have responded to the previous vote.

For the reasons discussed above, our Board recommends that stockholders vote in favor of holding an advisory say-on-pay vote on executive compensation at our annual meeting of stockholders every one year. In voting on this advisory vote on the frequency of the say-on-pay vote, stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every one year. Rather, stockholders will be casting votes to recommend a say-on-pay vote frequency, which may be every year, two years or three years, or they may abstain entirely from voting on the proposal.

The frequency of the say-on-pay vote receiving a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such frequency, whether every year, every two years or every three years, will be the frequency of the say-on-pay vote that stockholders are deemed to have approved. Because this proposal has three possible substantive responses (every year, every two years or every three years), if none of these frequency alternatives receives the majority of the votes cast, then we will consider stockholders to have approved the frequency selected by the plurality of the votes cast. Abstentions and broker non-votes do not constitute a vote for any particular frequency and will have no impact on the outcome.

Additionally, although the outcome of this advisory vote on the frequency of future say-on-pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say-on-pay vote will again be submitted to stockholders for approval at an annual meeting of stockholders.

PROPOSAL 4: APPROVAL OF ADOPTION OF

THE LEGENCE CORP. 2026 EMPLOYEE STOCK PURCHASE PLAN

The Board recommends that you vote “FOR” the adoption of the Legence Corp. 2026 Employee Stock Purchase Plan.

We are asking stockholders to approve the Legence Corp. 2026 Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by our Board effective March 1, 2026, subject to stockholder approval of this proposal at the Annual Meeting.

The approval of the ESPP will assist eligible employees of the Company and certain designated subsidiaries of the Company in acquiring a stock ownership interest in the Company and allow the Company to retain existing employees, recruit and retain new employees and align and increase the interest of all employees in the success of the Company.

The ESPP consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component (each as defined below). The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

If the ESPP is approved by our stockholders at the Annual Meeting, the ESPP will be deemed effective as of March 1, 2026. If the ESPP is not approved by our stockholders at the Annual Meeting, the ESPP will not become effective.

Subject to the ESPP being approved by our stockholders at the Annual Meeting, the initial offering period under the ESPP (the “Initial Offering Period”) commenced on April 1, 2026 and will end on June 30, 2026. If the ESPP is not approved by our stockholders at the Annual Meeting, the Initial Offering Period will immediately terminate and employees will not be able to acquire Class A Common Stock through the ESPP.

The market price per share of the securities underlying the shares as of the close of business on April 14, 2026, the record date for the Annual Meeting, was $66.06.

Material Terms of the ESPP

The following description of the material terms of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the ESPP is to assist eligible employees of the Company or any Designated Subsidiary (as defined in the ESPP) in acquiring a stock ownership interest in the Company, which the Board believes will help the Company attract and retain talented employees.

The Section 423 Component of the ESPP (the “Section 423 Component”) is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be, in relevant part, administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. Under the Section 423 Component, the Company will be authorized to offer eligible employees the right to purchase shares of Class A Common Stock at a discount to the market price, subject to the requirements of Section 423 of the Code and the terms of the ESPP. Additionally, the ESPP also permits the grant of rights to purchase shares of Class A Common Stock in a manner that does not need to qualify as the grant of rights to purchase shares of Class A Common Stock granted pursuant to an “employee stock purchase plan” under Section 423 of the Code (the “Non-Section 423 Component”), which offerings will be made pursuant to any sub-plans, appendices, rules or procedures adopted by Administrator (as defined below) for such purpose.

Administration

Unless otherwise determined by the Board, the administrator of the ESPP will be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the ESPP) (such committee, the “Administrator”). The Administrator may delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the ESPP.

The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the ESPP to: (a) determine when and how rights to purchase shares of Class A Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical); (b) designate from time to time which subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which such designation shall specify whether the participation is in the Section 423 Component or the Non-Section 423 Component; (c) impose a mandatory holding period pursuant to which employees may not dispose of or transfer shares purchased under the ESPP for a period of time determined by the Administrator in its discretion; (d) construe and interpret the ESPP and any rights granted under it, and to establish, amend and revoke rules and regulations for its administration (which power may be exercised by the Administrator to correct any defect, omission or inconsistency in the ESPP or any offering in a manner and to the extent it shall deem necessary or expedient to administer the ESPP, subject to Section 423 of the Code for the Section 423 Component); (e) amend, suspend or terminate the ESPP in accordance with its terms; and (f) generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Section 423 Component of the ESPP be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Administrator’s interpretation of the ESPP, any rights granted pursuant to the ESPP, any subscription agreement and all decisions and determinations by the Administrator with respect to the ESPP are final, binding, and conclusive on all parties.

Shares Subject to the ESPP

If the ESPP is approved by our stockholders, subject to adjustment for certain corporate and recapitalization events as described in the ESPP, the aggregate number of shares of Class A Common Stock that may be issued under the ESPP will be 1,580,053 shares. If any right granted under the ESPP shall for any reason terminate without having been exercised, the Class A Common Stock not purchased under such right shall again become available for issuance under the ESPP. Any shares of Class A Common Stock distributed pursuant to the ESPP may consist, in whole or in part, of authorized and unissued shares of Class A Common Stock, treasury stock or shares of Class A Common Stock purchased on the open market. The closing price of Class A Common Stock on Nasdaq as of April 24, 2026, the most recent practicable date prior to the date of this Proxy Statement, was $80.40 per share.

Eligibility

Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our Designated Subsidiaries on the first trading day during the applicable offering period (the “Enrollment Date”). For purposes of the ESPP, the employment relationship will be treated as continuing intact while an eligible employee is on sick leave or other leave of absence approved by the Company or any of our Designated Subsidiaries and meeting the requirements of Treasury Regulations 1.421-1(h)(2) for a period of less than three (3) months (or such other period specified in Treasury Regulations 1.421-1(h)(2) and guaranteed either by statute or by contract). An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the ESPP.

The Administrator may provide in the applicable offering document that an employee is excluded from participation in an offering period under the Section 423 Component (unless such exclusion is prohibited by applicable law) if (i) such employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 423(b)(4)(D) of the Code); (ii) such employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); (iii) such employee is customarily scheduled to work less than twenty (20) hours per week; (iv) such employee’s customary employment is less than five (5) months in any calendar year; and/or (v) such employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase shares of Class A Common Stock under the ESPP to such employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase shares of Class A Common Stock under the ESPP to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion. Each of the foregoing exclusions listed in clauses (i), (ii), (iii), (iv) or (v) will be applied in an identical manner under each offering period to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulations 1.423-2(e).

Further, with respect to the Non-Section 423 Component, (a) the Administrator may limit eligibility further within a Designated Subsidiary so as to only designate some employees of a Designated Subsidiary as eligible employees, and (b) to the extent any restrictions otherwise permitted in the ESPP are not consistent with applicable local laws, the applicable local laws will control.

We estimate that, as of April 14, 2026, the record date for the Annual Meeting, approximately 5,730 of our employees are eligible to participate in the ESPP. Consultants and non-employee directors are not eligible to participate in the ESPP.

Offering Periods

The Administrator may from time to time grant, or provide for the grant of, rights to purchase shares of Class A Common Stock under the ESPP to eligible employees during one or more offering periods selected by the Administrator. No offering period shall last longer than twenty- seven (27) months. The terms and conditions applicable to each offering period shall be set forth in an offering document adopted by the Administrator, which offering document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in its sole discretion. The Administrator shall establish in each offering document one or more purchase periods during such offering period during which rights granted under the ESPP shall be exercised and purchases of shares of Class A Common Stock carried out during such offering period shall be made. The terms of separate offering periods need not be identical.

Participation

Except as otherwise set forth in the ESPP, in an offering document or as determined by the Administrator, eligible employees may become participants in the ESPP for an offering period by delivering a subscription agreement in such form as the Company provides to the Company prior to the applicable Enrollment Date. Each eligible employee shall designate a whole number percentage of such eligible employee’s eligible compensation to be withheld as payroll deductions under the ESPP. Except as otherwise set forth in the ESPP, in an offering document or as determined by the Administrator, such payroll deductions may not be less than one percent (1%) or greater than fifteen percent (15%) of a participant’s eligible compensation for each respective offering period. Except as otherwise set forth in the ESPP, in an offering document or as determined by the Administrator, payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the offering period to which the participant’s authorization is applicable, unless sooner terminated by the participant or suspended by the participant or the Administrator in accordance with the ESPP. The payroll deductions made for each participant shall be credited to an account for such participant under the ESPP and shall be deposited with the general funds of the Company. No interest shall accrue on the payroll deductions or contributions of a participant under the ESPP.

Unless otherwise provided in the applicable offering document, participants may decrease (but not increase) the percentage of eligible compensation designated to be withheld as payroll deductions at any time during an offering period. However, unless otherwise determined by the Administrator and set forth in the applicable offering document, participants shall be allowed only one decrease (but no increases) to their payroll deduction elections during each offering period with respect to such offering period.

A participant’s completion of a subscription agreement will automatically enroll such participant in the ESPP for each subsequent offering period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the ESPP or otherwise becomes ineligible to participate in the ESPP (see “—Withdrawal from the ESPP; Cessation of Eligibility” for additional information).

Operation of the ESPP

On each Enrollment Date, each eligible employee participating in an offering period shall be granted a right to purchase on the last trading day of such offering period (the “Purchase Date”) (at the purchase price designated by the Administrator and set forth in the applicable offering document), subject to certain share maximums described below, a number of whole shares of Class A Common Stock determined by dividing (a) such participant’s payroll deductions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date, by (b) the applicable purchase price (rounded down to the nearest share of Class A Common Stock). Such right shall expire on the earliest of: (x) the last Purchase Date of the offering period, (y) the last day of the offering period and (z) the date on which the participant withdraws from participation in ESPP. The purchase price shall not be less than eighty-five percent (85%) of the fair market value of a share of Class A Common Stock on Enrollment Date or on the Purchase Date, whichever is lower; provided, that in the event no purchase price is designated by the Administrator in the applicable offering document, the purchase price for the offering periods covered by such offering document shall be ninety percent (90%) of the fair market value of a share of Class A Common Stock on the Purchase Date.

On each Purchase Date, each participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable offering document will be applied to the purchase of such whole shares of Class A Common Stock as determined in accordance with the foregoing paragraph. No fractional shares shall be issued upon the exercise of rights granted under the ESPP, unless the applicable offering document specifically provides otherwise. Any cash in lieu of fractional shares remaining after the purchase of whole shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole shares for the immediately subsequent offering period.

The maximum number of shares that may be purchased by any eligible employee during an offering period shall be 1,000 shares, unless otherwise determined by the Administrator and set forth in the applicable offering document. Additionally, no eligible employee will be granted rights to purchase shares under the Section 423 Component of the ESPP if such rights would permit the eligible employee to purchase shares under all employee stock purchase plans (as described in Code Section 423) of the Company and any subsidiary of the Company at a rate that exceeds $25,000 of the fair market value of the shares of Class A Common Stock issuable under such right (determined at the time such right to purchase shares of Class A Common Stock is granted) for any calendar year in which such right is outstanding at any time.

If the Administrator determines that, on a given Purchase Date, the number of shares with respect to which rights are to be exercised may exceed the number of shares that were available for issuance under the ESPP on either the Enrollment Date or the Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Purchase Date, as applicable.

Withdrawal from the ESPP; Cessation of Eligibility

A participant may withdraw during an offering period all, but not less than all, of the payroll deductions credited to the participant’s account and not yet used to exercise the participant’s rights under the ESPP by delivering written notice to the Company in a form acceptable to the Company no later than two (2) weeks prior to the Purchase Date. Such amount shall be paid to participant as soon as reasonably practicable after receipt of notice of withdrawal, without interest, and such participant’s rights for such offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares of Class A Common Stock under the ESPP shall be made for such offering period. If a participant withdraws from an offering period, payroll deductions shall not resume at the beginning of the immediately subsequent offering period unless the participant timely delivers to the Company a new subscription agreement.

Upon a participant’s ceasing to be an eligible employee for any reason, such participant shall be deemed to have elected to withdraw from the ESPP.

Transfers

A right granted under the ESPP shall not be transferable other than by will or the laws of descent and distribution and is exercisable during the participant’s lifetime only by the participant.

Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares purchased upon exercise of a right under the Section 423 Component of the ESPP if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the offering period in which the shares were purchased or (b) within one (1) year after the Purchase Date on which such shares were purchased.

Certain Transactions

In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, shares of Class A Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of shares of Class A Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Class A Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects Class A Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the ESPP or with respect to any outstanding purchase rights under the ESPP, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares (or other securities or property) that may be issued under the ESPP; (b) the class(es) and number of shares and price per share subject to outstanding rights; and (c) the purchase price with respect to any outstanding rights.

In addition, in the event of the foregoing transactions or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP or with respect to any right thereunder, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles: (a) to provide for either (i) the termination of any outstanding right to purchase shares granted under the ESPP in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion; (b) to provide that the outstanding rights to purchase shares of Class A Common Stock granted under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of shares of Class A Common Stock (or other securities or property) subject to outstanding rights to purchase shares granted under the ESPP and/or in the terms and conditions of outstanding rights and rights that may be granted under the ESPP in the future; (d) to provide that participants’ accumulated payroll deductions may be used to purchase shares of Class A Common Stock prior to the next occurring purchase date on such date as the Administrator determines in its sole discretion, and the participants’ rights under the ongoing offering period(s) shall be terminated as of such prior Purchase Date; and/or (e) to provide that all outstanding rights to purchase shares of Class A Common Stock granted under the ESPP shall terminate without being exercised.

None of the foregoing adjustments or actions shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the ESPP to fail to satisfy the requirements of Section 423 of the Code.

Effective Date; Amendment and Termination

The ESPP shall be effective as of March 1, 2026, subject to approval of the ESPP by the stockholders of the Company. No rights may be granted under ESPP during any period of suspension of or after the termination of the ESPP. No rights may be granted under this Plan at any time following March 1, 2036.

The Administrator may amend, suspend or terminate the ESPP at any time and from time to time. However, stockholder approval shall be required to amend the ESPP to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights granted under the ESPP (other than such adjustments as described under “Certain Transactions”); or (b) change the ESPP in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4). In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Administrator may, in its sole discretion and, to the extent necessary or desirable, and without stockholder approval or participant consent, modify or amend the ESPP to reduce or eliminate such accounting consequence.

Upon termination of the ESPP, the balance in each participant’s plan account shall be refunded as soon as practicable after such termination, without any interest thereon. Additionally, the Administrator may, in its discretion, shorten the then-current offering period such that the Purchase Date for such offering period occurs prior to the termination of the ESPP.

New Plan Benefits

Participation in the ESPP is voluntary. Accordingly, the Company cannot presently determine the number, name or positions of persons who will benefit from the ESPP in future offering periods or the terms of any such benefits that will be received by eligible employees under the ESPP in the future because such amounts will depend on the amount of contributions that eligible employees choose to make, the actual purchase price of shares of our Class A Common Stock in any future offering periods, and the market value of shares of Class A Common Stock on various future dates. With respect to the Initial Offering Period, as of the record date, none of our executive officers, including our NEOs, elected to participate in the ESPP, because they were subject to restrictions imposed by our Insider Trading Policy that prevented them from enrolling in the ESPP during the open enrollment period for the Initial Offering Period, and 9.2% of our entire employee population (including all current officers who are not executive officers) have elected to participate in the ESPP; provided, that the benefits to be received by the participants in the Initial Offering Period (which is subject to approval of the ESPP by our stockholders) cannot presently be determined because any such participant may withdraw pursuant to the terms of the ESPP at any time prior to the end of the Initial Offering Period and any such benefits will depend on the amount of contributions that any such participant chooses to make, which contribution rate may be increased or decreased in accordance with the terms of the ESPP.

U.S. Federal Income Tax Consequences

Certain U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax treatment that will generally apply to the grant and exercise of rights under the ESPP, based on federal income tax laws currently in effect. The exact federal income tax treatment will depend on the specific nature of any such grant or exercise and the individual tax attributes of the participant. This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the ESPP and does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular individual. This summary is not intended as tax advice to participants, who should consult their personal tax advisors.

The Section 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under the Code, participants will not recognize taxable income, nor will the Company be entitled to a deduction, upon the purchase of shares under the Section 423 Component of the ESPP. Participants will recognize taxable income upon the “disposition” of shares purchased under the Section 423 Component of the ESPP (in the manner described below). For this purpose, the term “disposition” is defined as a sale, exchange, gift or transfer of legal title. However, certain transfers of shares are not treated as dispositions, including, for example, transfers from a decedent to an estate, transfer by bequest or inheritance, transfers to joint ownership with a right of survivorship, certain exchanges of stock pursuant to corporate reorganizations, pledges or hypothecations.

Under the Non-Section 423 Component, to the extent participants are subject to U.S. federal income tax, the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price is taxed as ordinary income at the time of such purchase. The amount of such ordinary income will be added to a participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss.

Sale of Shares After the Holding Period under the Section 423 Component

If a participant holds shares purchased under the Section 423 Component of the ESPP for at least (a) two (2) years following the applicable Enrollment Date, and (b) one (1) year following the date such shares are purchased upon exercise of the right to purchase shares (the “Holding Period”), and if such participant remains an employee of the Company or a Designated Subsidiary at all times from the applicable Enrollment Date until at least three (3) months prior to the exercise of the right to purchase shares, the participant will be taxed at ordinary income rates in the year of sale of the shares on an amount equal to the lesser of the excess of the fair market value of the shares on the (A) applicable Enrollment Date over the purchase price, and (B) date of disposition or death over the purchase price. The remaining gain, if any, from the sale will be treated as a long-term capital gain. The Company will not be entitled to a deduction upon a participant’s acquisition of shares under the ESPP or a qualifying disposition of shares purchased under the ESPP that is made after the Holding Period.

To calculate a participant’s gain or loss on the sale of shares purchased under the ESPP, the amount realized from the sale must be reduced by the participant’s basis in such shares (purchase price increased by ordinary income resulting from sale). If such basis exceeds the amount realized on a sale that is made after the Holding Period, the loss will be a long-term capital loss.

Any dividends paid with respect to shares will be included in a participant’s income in the year received and will be subject to taxation.

Sale of Shares Prior to the End of the Holding Period under the Section 423 Component

If a participant sells shares purchased under to the Section 423 Component of the ESPP prior to the end of the Holding Period, the sale will be deemed a “disqualifying disposition,” and an amount equal to the excess of the fair market value of the shares at the time of purchase over the purchase price will be treated as ordinary income. This amount will be included in the participant’s total taxable wages shown on the participant’s Form W-2 in the year of the disqualifying disposition. In addition, the Company will be entitled to take a deduction on its income tax return equal to the amount of such participant’s ordinary income resulting from the sale.

Such participant’s ordinary income recognized upon such “disqualifying disposition” is then added to the purchase price of the shares for purposes of determining the basis of the shares. The capital gain or loss on a sale of shares is calculated by subtracting this basis from the amount realized on the sale. The capital gain or loss will either be long-term or short-term depending on the time period that the shares are held. The capital gain or loss will be long-term provided that the shares are held for more than (1) one year. Otherwise, such amount will be treated as short-term capital gain, which is currently taxed in the same manner as ordinary income.

Withholding

With respect to the Section 423 Component, the Company or any Designated Subsidiary will be entitled to require payment in cash or deduction from other compensation payable to each ESPP participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares under the ESPP or any sale of such shares. With respect to the Non-Section 423 Component, to the extent an ESPP participant is subject to U.S. federal income tax, the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price is subject to tax withholding at the time of purchase.

Restrictions On Resale Of Shares

Certain officers and directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of shares issued by the Company to any such person. In addition, shares received by a person deemed an “affiliate” of the Company under the Securities Act of 1933, as amended (the “Securities Act”) must be registered for resale by such person unless such resale complies with the provisions (other than the holding period provisions) of Rule 144 promulgated under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” the Company. Certain exceptions to Rule 144 may apply. An employee of the Company who is not an executive officer or director of the Company generally will not be considered an affiliate of the Company. The foregoing is not intended to be a complete statement of applicable law and any person to whom the foregoing may apply should consult his or her own legal counsel.

Registration with the SEC

On March 6, 2026, the Company filed with the SEC a registration statement on Form S-8 to register the shares of Class A Common Stock that the Company will be authorized to issue under the ESPP, subject to the approval of the ESPP by our stockholders at the Annual Meeting.

Equity Compensation Plan Information

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(1)	1,357,450	$28.00	7,057,856
Equity compensation plans not approved by stockholders	—	—	—

Total	1,357,450	$28.00	7,057,856

(1)	Represents securities available for issuance under our 2025 Omnibus Incentive Plan, which became effective on September 11, 2025.
(2)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(3)

The number of shares authorized for issuance under the 2025 Omnibus Incentive Plan is subject to an automatic annual increase on January 1 of each calendar year during the term of the 2025 Omnibus Incentive Plan, equal to the lesser of (i) two percent of our outstanding common stock on the final day of the immediately preceding calendar year, and (ii) a smaller amount determined by the Board.

Vote Required for Approval

Approval of the ESPP requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. Likewise, broker non-votes will not affect the outcome of the vote on this proposal.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote “FOR” the ratification of the appointment of independent registered public accounting firm.

Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm in 2025. The Audit Committee has selected Deloitte as our independent registered public accounting firm for work relating to the fiscal year ending December 31, 2026.

The Board considers the selection of Deloitte to be in the best interests of the Company and its stockholders. Although stockholder approval is not required for the appointment of our independent registered public accounting firm, we are requesting such ratification because we believe it is a matter of good corporate practice. This proposal is considered a “routine” matter and, therefore, if a broker holds your shares and you do not provide voting instructions, your broker will have discretionary authority to vote your shares on this matter. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the proposal.

Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee in 2025 and have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. We expect that a representative of Deloitte will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Fees Paid to Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm in 2025. The Audit Committee has selected Deloitte as our independent registered public accounting firm for work relating to the fiscal year ending December 31, 2026.

The following table summarizes the fees for professional services rendered by Deloitte for the audit of our annual financial statements for the years ended December 31, 2025 and December 31, 2024 and for other fees for services rendered by Deloitte during those periods.

(in thousands)	2025	2024
Audit Fees(1)	$11,312	$3,015
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$11,312	$3,015

(1)

Includes fees for the audit of our annual consolidated financial statements, review procedures of our quarterly financial statements, issuance of consents, comfort letters and assistance with and review of documents filed with the SEC, as well as fees associated with work performed in connection with registration statements.

(2)

Includes fees for the audit of our annual consolidated financial statements, review procedures of our quarterly financial statements, issuance of consents, comfort letters and assistance with and review of documents filed with the SEC, as well as fees associated with work performed in connection with registration statements.

(3)	Includes fees for tax advisory and compliance services.
(4)	Includes fees for other professional services that are not related to the above categories.

Audit Pre-Approval Policies and Procedures

As required by Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit and tax services performed by our independent public accountants. The entire Audit

Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit and permitted non-audit and tax services performed by Deloitte. The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by Deloitte to us is compatible with maintaining Deloitte’s independence.

Audit Committee Report

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm.

The Audit Committee’s principal responsibility is one of oversight. Management of the Company is responsible for preparing the Company’s financial statements, determining that they are complete, accurate and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. Deloitte is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s internal and outside counsel are responsible for assuring compliance with laws, regulations and the Company’s corporate governance policies.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the completeness and clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2025 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their observations on our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The Audit Committee of the Board of Directors

Christie Kelly (Chair)

David Coghlan

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 24, 2026 with respect to:

•	each person known to us to beneficially own more than 5% of any class of our outstanding Common Stock;

•	each of our named executive officers;

•	each member of our Board; and

•	all of our directors and executive officers as a group.

As of April 24, 2026, there were 108,037,932 shares of our Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant; (2) the conversion of a security; (3) the power to revoke a trust, discretionary account or similar arrangement; or (4) the automatic termination of a trust, discretionary account or similar arrangement. Shares issuable pursuant to options are deemed to be outstanding for computing the beneficial ownership percentage of the person holding those options but are not deemed to be outstanding for computing the beneficial ownership percentage of any other person.

Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person or entity identified in the table below possesses sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. All information with respect to beneficial ownership has been furnished by the directors or named executive officers, as the case may be. Unless otherwise noted, the address of each beneficial owner listed below is c/o Legence Corp., 1601 Las Plumas Avenue, San Jose, CA 95133.

	Shares Beneficially Owned
	Class A Common Stock	Class B Common Stock			Combined Voting Power(1)
Name of Beneficial Owner(2)	Number	%	Number	%	Number	%
5% or Greater Stockholders
Legence Parent ML LLC(3)(5)	178,571	*	31,171,134	100%	31,349,705	29%
Legence Parent II ML LLC(4)(5)	19,297,381	25%	—	—	19,297,381	18%
FMR LLC(6)	4,007,235	5%	—	—	4,007,235	4%
Named Executive Officers and Directors
Jeffrey Sprau	—	—	—	—	—	—
Stephen Butz	—	—	—	—	—	—
Stephen Hansen	1,785	*	—	—	1,785	*
Justin Schwartz	—	—	—	—	—	—
Bryce Seki	—	—	—	—	—	—
David Coghlan	—	—	—	—	—	—
Terrence Keenen	8,928	*	—	—	8,928	*
Christie Kelly	—	—	—	—	—	—
Bilal Khan	—	—	—	—	—	—
Robert Mitchell Nimocks	—	—	—	—	—	—
All directors and executive officers as a group (12 persons)	10,713	*	—	—	—	—

*	Represents beneficial ownership of less than 1%.

(1)

Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting as a single class. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote on all matters to be voted on by stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation.

(2)	Certain members of management have ownership interests in the Aggregators and, as a result, have an indirect interest in the shares of Common Stock owned by the Aggregators.
(3)

Legence Parent is the sole member of Legence Parent ML. Legence Parent is owned by BX Refficiency Aggregator LP and certain members of management. Certain members of our management team and certain of our employees also own incentive units in Legence Parent.

BCP 8/BEP 3 Holdings Manager L.L.C. is the general partner of BX Refficiency Aggregator LP. Blackstone Energy Management Associates III L.P. and Blackstone Management Associates VIII L.P. are the managing members of BCP 8/BEP 3 Holdings Manager L.L.C. Blackstone EMA III L.L.C. is the general partner of Blackstone Energy Management Associates III L.P. BMA VIII L.L.C. is the general partner of Blackstone Management Associates VIII L.P. Blackstone Holdings II L.P. is the managing member of Blackstone EMA III L.L.C. and BMA VIII L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.

Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than BX Refficiency Aggregator LP to the extent of its direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(4)	Legence Parent II is the sole member of Legence Parent II ML. Legence Parent II is owned by Refficiency Aggregator II LP and certain members of management.

BCP 8/BEP 3 Holdings Manager L.L.C. is the general partner of Refficiency Aggregator II LP. Blackstone Energy Management Associates III L.P. and Blackstone Management Associates VIII L.P. are the managing members of BCP 8/BEP 3 Holdings Manager L.L.C. Blackstone EMA III L.L.C. is the general partner of Blackstone Energy Management Associates III L.P. BMA VIII L.L.C. is the general partner of Blackstone Management Associates VIII L.P. Blackstone Holdings II L.P. is the managing member of Blackstone EMA III L.L.C. and BMA VIII L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.

Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than Refficiency Aggregator II LP to the extent of its direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(5)

Based on information provided to us, as of April 10, 2026, each of Legence Parent ML and Legence Parent II ML has pledged, hypothecated or granted security interests in all of the shares of Class A Common Stock and, as applicable, shares of Class B Common Stock and all of the LGN Units, held by it pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreements, the secured parties may foreclose upon any and all of the shares of Class A Common Stock, shares of Class B Common Stock or LGN Units pledged to them and may seek recourse against the borrowers.
(6)

Based solely on information contained in a Schedule 13G/A (the “FMR 13G”) filed with the SEC on February 5, 2026 by FMR LLC (“FMR”). The FMR 13G indicates that FMR, certain of its direct and indirect subsidiaries and affiliates, or entities whose shares are subject to reporting by FMR, have beneficial ownership of 4,007,235 shares of Class A Common Stock (the “FMR Shares”). FMR reported having sole voting power with respect to 4,005,043 of the FMR Shares and sole dispositive power with respect to all of the FMR Shares. The FMR 13G indicates that Ms. Abigail Johnson, a Director, the Chairman and the Chief Executive Officer of FMR, has sole dispositive power with respect to the FMR Shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. FMR listed its address as 245 Summer Street, Boston, Massachusetts 02210.

Communication with the Company

Communication with Our Board

Our Board and management believe strongly in the benefits of listening and communicating continually with a wide array of stockholders and stakeholders. Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to our General Counsel and Secretary at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated by calling 1-800-461-9330 or by going to www.legence.integrityline.com (through which anonymous communication is also available).

Company Documents

We will provide to any stockholder or potential investor, free of charge, a copy of this Proxy Statement and the Annual Report. These documents are also available on our Investor Relations website at https://investors.wearelegence.com/.

Company Contact

Information relating to our corporate governance, including our Code of Ethics, our committee charters, information concerning our executive officers and Board members, and ways to communicate with us, is available on our Investor Relations website at https://investors.wearelegence.com/. We will provide any of the foregoing information free of charge upon written request to our Secretary. Our Secretary and our Investor Relations Departments can be contacted as follows:

By mail:

Legence Corp.

1601 Las Plumas Avenue

San Jose, CA California 95133

Secretary: legal@wearelegence.com

Investor Relations: ir@wearelegence.com

Stockholder Proposals for the 2027 Annual Meeting

Stockholder Proposals under Rule 14a-8

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act (“Rule 14a-8”). Rule 14a-8 stockholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices located at 1601 Las Plumas Avenue, San Jose, California 95133 no later than December 30, 2026.

Stockholder Director Nominations and Other Proposals

Stockholders of record who desire to nominate one or more director candidates for election at the 2027 Annual Meeting or to submit a proposal of other business for action at the 2027 Annual Meeting (in each case, other than stockholder proposals in accordance with Rule 14a-8) must deliver timely notice thereof in proper written form by either hand delivery, overnight courier service or by certified or registered mail, with return receipt requested, to our Secretary at Attn: Secretary, 1601 Las Plumas Avenue, San Jose, California 95133 and by electronic mail to legal@wearelegence.com (Attn: Secretary) no earlier than the opening of business on February 11, 2027 and no later than close of business on March 13, 2027. Any such notice must also comply with the disclosure, procedural and other requirements as set forth in our Bylaws.

In addition to satisfying the requirements under the Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the nominees selected by the Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the time period set forth immediately above for providing notice of stockholder nominations for director candidates.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

When and where will the Annual Meeting be held?

We will hold our 2026 Annual Stockholders Meeting on June 11, 2026 at 9:00 AM Pacific Time at the San Jose Marriott, 301 S. Market Street, San Jose, CA 95113. Prior registration will be required to attend the Annual Meeting.

What time do I need to arrive to attend the Annual Meeting, and what are the applicable visitor protocols?

In order to allow ample time for check-in, you will need to plan to arrive at the San Jose Marriott, 301 S. Market Street, San Jose, CA 95113 on Thursday, June 11, 2026, no later than 8:30 AM Pacific Time. At the registration table, you will need to present a government-issued photo identification, along with proof of your stock ownership.

Prohibited items include backpacks, purses or bags larger than 12” x 6” x 12”, coolers and camera cases. Visitors must always be escorted by Legence security or personnel.

Who is soliciting my vote?

The Board is soliciting your vote for the Annual Meeting.

Who may vote?

You may, and we encourage you to, vote if you were a holder of record of our Common Stock as of the close of business on April 14, 2026, the record date for the Annual Meeting. Each share of Common Stock is entitled to one vote. As of the record date, there were 76,866,798 shares of Class A Common Stock and 31,171,134 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

What am I voting on and how does the Board recommend that I vote?

Proposal No.	Description of Proposal	Page Where You Can Find More Information	Board Recommendation
(1)	Elect the nominees identified in the Proxy Statement to serve as directors of the Company until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.	11	FOR each director nominee

(2)	Approve, on a non-binding advisory basis, the compensation of our named executive officers.	43	FOR

(3)	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	44	EVERY ONE YEAR

(4)	Approve our Legence Corp. 2026 Employee Stock Purchase Plan.	45	FOR

(5)	Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year 2026.	54	FOR

In addition, stockholders will be asked to consider at the Annual Meeting such other business as may properly come before the meeting or any adjournment thereof. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.

How do I cast my vote?

You may vote by any of the following methods:

•

Internet—Visit the website shown on the proxy card (www.voteproxy.com) and follow the instructions at that website at any time prior to 11:59 PM Eastern Time on June 10, 2026. You will need the Control Number included on your proxy card. Online procedures are designed to ensure authenticity and correctness of your proxy vote instructions.

•	Telephone—Call the toll-free number shown on the proxy card (1-800-690-6903) and follow the instructions at any time prior to 11:59 PM Eastern Time on June 10, 2026.

•

Mail—If you receive a paper copy, complete, sign and date the proxy card and return it in the prepaid envelope. Your proxy card must be received by the Company before voting closes during the Annual Meeting.

•	During the Meeting—If you are a stockholder of record on the record date, you may attend the Annual Meeting and vote during the meeting.

Can I change my vote?

Yes. You may change your vote or revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:

•	voting again by telephone (at 1-800-690-6903) or the Internet (at www.proxyvote.com);

•	sending us a signed and dated proxy card dated later than your last vote;

•	notifying our Secretary in writing (in the case of a revocation); or

•	voting in-person at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the stockholders of record of a majority of the voting power of the then-issued and outstanding shares of capital stock of Legence entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting.

What is a broker non-vote?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the Nasdaq, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on any of the proposals other than Proposal 5 (ratification of the appointment of independent registered public accounting firm), you will need to communicate your voting decisions to your bank, broker or other holder of record before the deadline provided by such bank, broker or other holder of record.

What vote is required to elect directors?

Pursuant to our Bylaws, all elections of directors are determined by a “plurality” of the votes cast, which means that the nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. Because the two nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes will not affect the outcome of the voting on director elections.

What vote is required to approve, on an advisory basis, the compensation of our named executive officers?

Approval, on an advisory basis, of the compensation of our named executive officers requires the vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “for” or “against” this proposal and may also abstain from voting. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

What vote is required to approve the frequency of future advisory votes on named executive officer compensation?

The frequency of the say-on-pay vote receiving a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on such frequency, whether every year, every two years, or every three years, will be the frequency of the say-on-pay vote that stockholders are deemed to have approved. Because this proposal has three possible substantive responses (every year, every two years or every three years), if none of these frequency alternatives receives the majority of the votes cast, then we will consider stockholders to have approved the frequency selected by the plurality of the votes cast. Abstentions and broker non-votes do not constitute a vote for any particular frequency and, accordingly, will not affect the outcome of the vote on this proposal.

Additionally, although the outcome of this advisory vote on the frequency of future say-on-pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say-on-pay vote will again be submitted to stockholders for approval at an annual meeting of stockholders.

What vote is required to approve the ESPP?

Approval of the ESPP requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will not be counted as a vote cast and, therefore, will not affect the outcome of the vote on this proposal. Likewise, broker non-votes will not affect the outcome of the vote on this proposal.

What vote is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year 2026?

Approval of the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year 2026 requires the vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal. Stockholders may vote “for” or “against” this proposal and may also abstain from voting. Abstentions will have the same effect as a vote “against” the proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.

Who pays for the proxy solicitation related to the Annual Meeting?

The solicitation is being made on our behalf by directors, officers or employees and the Company will pay the cost of soliciting proxies. In addition to sending you these proxy materials or otherwise providing you access to these proxy materials, some of our officers, as well as management and non-management employees, may contact our stockholders by telephone, by electronic means or in person. None of these officers or employees will receive additional compensation for any such solicitation.

We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our Common Stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.

How can I view the stockholder list?

We will make available, through electronic means, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting pursuant to our Bylaws. To access the electronic stockholder list during this time, please send your request, and proof of ownership, by email to legal@wearelegence.com. The list of stockholders of record as of the record date will be made available for inspection by stockholders at the Annual Meeting.

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

We are providing our notice of the Annual Meeting, access to this Proxy Statement and access to the Annual Report via the “Notice and Access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Proxy Statement and Annual Report unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of this Proxy Statement or the Annual Report, these documents are available in digital form for download or review by visiting our Investor Relations website at https://investors.wearelegence.com/. Alternatively, we will promptly send a copy of these documents to you without charge upon request to our master tabulator, Broadridge, at the following email address: sendmaterial@proxyvote.com or telephone number: 1-800-579-1639. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact us by email at legal@wearelegence.com or by calling 408-347-3500.

APPENDIX A: LEGENCE CORP. 2026 EMPLOYEE STOCK PURCHASE PLAN

LEGENCE CORP.

2026 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purpose of this Legence Corp. 2026 Employee Stock Purchase Plan (as it may be amended or restated from time to time, this “Plan”) is to assist Eligible Employees of Legence Corp., a Delaware corporation (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company. This Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries, but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1 “Administrator” means the entity that conducts the general administration of this Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of this Plan as provided in Article XI.

2.2 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.5 “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.6 “Compensation” of an Eligible Employee means the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments, but excluding any commissions and periodic bonuses, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.7 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b).

2.8 “Effective Date” means March 1, 2026.

2.9 “Eligible Employee” means:

(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for 20 hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion. Any exclusion in clauses (i), (ii), (iii), (iv) or (v) of this Section 2.9(b) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation § 1.423-2(e).

(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.10 “Employee” means, (a) with respect to the Non-Section 423 Component, any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and (b) with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under this Plan, all determinations by the Company shall be final, binding, and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulations § 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.11 “Enrollment Date” means the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.12 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.13 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith in its sole discretion.

2.14 “Non-Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.15 “Offering” means an offer under this Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will separately apply to each Offering. To the extent permitted by Treasury Regulations § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulations § 1.423-2(a)(2) and (a)(3).

2.16 “Offering Document” has the meaning given to such term in Section 4.1.

2.17 “Offering Period” has the meaning given to such term in Section 4.1.

2.18 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to this Plan.

2.20 “Purchase Date” means the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.

2.21 “Purchase Period” means one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.22 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering

Periods covered by such Offering Document shall be 90% of the Fair Market Value of a Share on the Purchase Date; and provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.23 “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.24 “Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules, or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.25 “Share” means a share of Common Stock.

2.26 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulations § 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulations § 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.27 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

SHARES SUBJECT TO THIS PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under this Plan shall be 1,580,053 Shares. If any right granted under this Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under this Plan.

3.2 Stock Distributed. Any Common Stock distributed pursuant to this Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant, or provide for the grant of, rights to purchase Shares under this Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in its sole discretion. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under this Plan shall be exercised and purchases of Shares carried out during such Offering Period shall be made in accordance with such Offering Document and this Plan. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering. Notwithstanding the foregoing, the terms of separate Offering Periods under this Plan need not be identical. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of this Plan.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed 27 months;

(b) the length of the Purchase Period(s) within the Offering Period, if applicable;

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (which, in the absence of a contrary designation by the Administrator, shall be 1,000 Shares); and

(d) such other provisions as the Administrator determines are appropriate, subject to this Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth herein, in an Offering Document or as determined by the Administrator, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b) Each such subscription agreement shall designate a whole number percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under this Plan. Such payroll deductions may not be less than the minimum amount specified by the Administrator in the applicable Offering Document (which shall be 1% in the absence of any such designation) and may not be greater than the maximum amount specified by the Administrator in the applicable Offering Document (which shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company.

(c) Unless otherwise provided in the applicable Offering Document, a Participant may decrease (but not increase) the percentage of Compensation designated in the Participant’s subscription agreement (to as low as zero), subject to the limits of this Section 5.2, at any time during an Offering Period; provided, however, that the Administrator may limit the number of times a Participant may decrease the Participant’s payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease (but no increases) to the

Participant’s payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change of payroll deductions shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant decreases the Participant’s payroll deductions to zero, such Participant’s cumulative payroll deductions prior to such decrease shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in this Plan pursuant to Article VII.

(d) Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period. Notwithstanding any other provisions of this Plan to the contrary, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions or as provided in the applicable Offering Document; provided, however, that, for any Offering under the Section 423 Component, any such alternative method of contribution must comply with the requirements of Section 423 of the Code.

5.3 Payroll Deductions. Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Sections 5.2 and 5.6, respectively.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will automatically enroll such Participant in this Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under this Plan as provided in Article VII or otherwise becomes ineligible to participate in this Plan.

5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Section 423 Component of this Plan only if such rights, together with any other rights granted to such Eligible Employee under any “employee stock purchase plans” of the Company, any Parent, or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, with respect to the Section 423 Component, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7 Foreign Employees. To facilitate participation in this Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. With respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under this Plan to

Eligible Employees who are residents of the United States, and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and/or establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulations § 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period pursuant to the terms of the Plan shall be granted a right to purchase, subject to the maximum number of Shares specified under Section 4.2 and the limits in Section 5.5, on each Purchase Date during such Offering Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). Such right shall expire on the earliest of: (i) the last Purchase Date of the Offering Period, (ii) the last day of the Offering Period, and (iii) the date on which the Participant withdraws from participation in the Plan in accordance with Section 7.1 or 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares pursuant to Section 6.1, up to the maximum number of Shares permitted pursuant to the terms of this Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under this Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the immediately subsequent Offering Period. Shares issued pursuant to this Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under this Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.

6.4 Withholding. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under this Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw during an Offering Period all, but not less than all, of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan by delivering written notice to the Company in a form acceptable to the Company and at such time prior to the Purchase Date for such Offering Period as may be established by the Administrator in the applicable Offering Document (and in the absence of any specific designation by the Administrator, no later than two weeks prior to the Purchase Date for such Offering Period). All of the Participant’s payroll deductions credited to the Participant’s account during such Offering Period not yet used to exercise the Participant’s rights under this Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, without interest, and such Participant’s rights for such Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the immediately subsequent Offering Period unless the Participant timely delivers to the Company a new subscription agreement pursuant to Section 5.2.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary, or in any subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant shall be deemed to have elected to withdraw from this Plan pursuant to this Article VII, and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid, without interest, to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (a) the end of the current Offering Period under the Non-Section 423 Component and (b) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1 Changes in Capitalization. Subject to Section 8.3, if the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Plan or with respect to any outstanding purchase rights under this Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established pursuant to Section 4.2 (as may be modified by the Offering Document) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) the termination of any outstanding right to purchase Shares granted under this Plan in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights to purchase Shares granted under this Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights to purchase Shares granted under this Plan and/or in the terms and conditions of outstanding rights and rights that may be granted under this Plan in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, and the Participants’ rights under the ongoing Offering Period(s) shall be terminated as of such prior purchase date; and/or

(e) To provide that all outstanding rights to purchase Shares granted under this Plan shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of this Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in this Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or pursuant to action of the Administrator under this Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under this Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION, AND TERMINATION

9.1 Amendment, Modification, and Termination. The Administrator may amend, suspend, or terminate this Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend this Plan to: (a) increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights granted under this Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change this Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulations § 1.423-2(c)(4).

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to Section 9.1 and, solely with respect to the Section 423 Component of this Plan, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with this Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. If the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its sole discretion and, to the extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4 Termination of Plan. Upon termination of this Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon. Additionally, the Administrator may, in its discretion, shorten the current Offering Period such that the Purchase Date for such Offering Period occurs prior to the termination of the Plan.

ARTICLE X.

TERM OF PLAN

This Plan shall be effective on the Effective Date, subject to approval of this Plan by the stockholders of the Company within 12 months before or after the Effective Date. No rights may be granted under this Plan prior to stockholder approval of this Plan. No rights may be granted under this Plan during any period of suspension of this Plan or after termination of this Plan. No rights may be granted under this Plan at any time following the 10th anniversary of the Effective Date.

ARTICLE XI.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of this Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of this Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of this Plan. The Administrator may delegate administrative tasks under this Plan to the services of a brokerage firm, bank, or other financial institution or Employees to assist in the administration of this Plan, including establishing and maintaining an individual securities account under this Plan for each Participant.

11.2 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical);

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which such designation shall specify whether the participation is in the Section 423 Component or the Non-Section 423 Component;

(c) To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion;

(d) To construe and interpret this Plan and any rights granted under it, and to establish, amend, and revoke rules and regulations for its administration, and the Administrator, in the exercise of this power, may correct any defect, omission, or inconsistency in this Plan or any Offering in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component;

(e) To amend, suspend, or terminate this Plan as provided in Article IX; and

(f) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Section 423 Component of this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.3 Decisions Binding. The Administrator’s interpretation of this Plan, any rights granted pursuant to this Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under this Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4, a right under this Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in this Plan, the Participant’s rights under this Plan, or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under this Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under this Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under this Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as the Participant’s beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component of this Plan so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually if a Participant exercises his or her rights to purchase Shares under this Plan for the applicable year, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in this Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10. Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.11 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any rights to purchase Shares granted pursuant to an Offering thereunder are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

12.12 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of this Plan if such disposition or transfer is made: (a) within two years following the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.13 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

12.14 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period to be a valid election.

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SCAN TO VIEW MATERIALS & VOTE LEGENCE CORP. 1601 LAS PLUMAS AVENUE SAN JOSE, CA 95133 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V96924-P51548 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LEGENCE CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Withhold 1a. David Coghlan 1b. Bilal Khan The Board of Directors recommends you vote “FOR” Proposals 2, 4 and 5, and “1 YEAR” on Proposal 3: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers 1 Year 2 Years 3 Years Abstain 3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers For Against Abstain 4. To approve the Legence Corp. 2026 Employee Stock Purchase Plan 5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2026 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V96925-P51548 LEGENCE CORP. Annual Meeting of Stockholders June 11, 2026 at 9:00 am PT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jeffrey Sprau, Stephen Butz and Bryce Seki, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LEGENCE CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am PT, on June 11, 2026, at the San Jose Marriott at 301 S. Market Street, San Jose, CA 95113, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side